An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR - SUBJECT TO COMPLETION

DATED: MARCH 4, 2026

POWERLINK DIGITAL PARTNERS I, INC.

500 7th Avenue, New York, NY 10018

855-479-7565

www.powerlinkdigitalpartners.com

(the contents of which do not constitute part of this Offering Circular)

OFFERING MAXIMUM OF $75,000,000 FOR UP TO 12,000,000 SHARES OF COMMON STOCK

PowerLink Digital Partners I, Inc. (herein referred to as “PowerLink” “we,” “us,” “our,” and the “Company”) is offering up to 12,000,000 shares of our Common Stock (the “Shares”) at $6.25 per share, for gross proceeds of up to $75,000,000 (“Maximum Offering Amount”). There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Shares is not sold. The minimum investment amount established for each investor is $1,000. For more information on the securities offered hereby, please see the item titled “Securities Being Offered” on page 30.

Price of Common Stock	Price to Public [1]	Underwriting Discount and Commissions [2]	Proceeds to Issuer [3]
Per Share	$6.25	0.28125	5.96875
Maximum Offering Amount(2)(5)	$75,000,000	3,434,000	71,566,000

(1)

All amounts in this chart and circular are in U.S. dollars unless otherwise indicated. The sale of Shares will commence within two days from the date that the Offering Statement, of which this this Offering Circular is a part, as amended from time-to-time, is qualified by the Securities and Exchange Commission (“SEC”).

(2)	Shares are being offered on a “best efforts” basis directly by the Company. We have engaged DealMaker Securities LLC, referred to herein as the “Broker,” for administrative and compliance related services in connection with this Offering. The Broker is not purchasing any securities from the Company with a view to sell those for the Company as part of the distribution of the security and is not acting as a sales agent for this offering. The Broker will earn a commission of 4.5% of the amount of Shares sold in this offering. Affiliates of the Broker will earn compensation related to this offering, which are not included in the per share row but are included in the Maximum Offering Amount row of the above table, consisting of a one-time $10,000 advance and $2,000 per month for up to three months ($6,000) prior to the offering commencing of accountable expenses for the services of creating an online subscription processing platform. Fees of $2,000 per month would be paid, once the offering commences for up to $18,000 ($24,000 total) for maintaining an online subscription processing platform. The Company has also paid $25,000 to Broker as an advance against accountable expenses anticipated to be incurred in connection with this Offering. Such advance will be refunded to extent anticipated expenses are not actually incurred. The maximum compensation that the Broker may receive is $3,434,000, assuming we raise the Maximum Offering Amount. Please see “Plan of Distribution” for additional information.

(3)	We expect to incur expenses relating to this offering in addition to the fees due to the Broker, including, but not limited to, legal, accounting, marketing, travel, and other miscellaneous expenses, which are not included in the foregoing table. See “Use of Proceeds” for more detail.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Our Shares are not now listed on any national securities exchange, quotation system or the Nasdaq stock market and there is no market for our securities. There is no guarantee, and it is unlikely, that an active trading market will develop in our securities. Investors should be prepared to hold our Shares indefinitely.

This offering is being made pursuant to Tier 2 of Regulation A, following the Form 1-A Offering Circular disclosure format.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 3.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

1

SUMMARY INFORMATION

This summary highlights some of the information in this Offering Circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire Offering Circular, including the section entitled “Risk Factors” and the exhibits, before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” “PowerLink” and the “Company” refer to PowerLink Digital Partners I, Inc. together with its controlled subsidiaries. In instances where we refer emphatically to “PowerLink Digital Partners I, Inc.” or where we refer to a specific subsidiary of ours by name, we are referring only to that specific legal entity. “Offering Statement” refers to the Company’s Form 1-A, including Part I, Part II and Part III, filed with the SEC and amended from time to time. “Offering Circular” refers to this Offering Circular comprising Part II of the Offering Statement.

The Company

The Company is intended to be a next-generation energy infrastructure, commodities and digital trust platform. Our focus is to unlock value from stranded and waste energy and mineral resources through a combination of modular clean tech, circular economy systems, and blockchain-based transparency tools.

By harnessing innovation and environmental stewardship, we aim to reduce waste, combat climate change, and deliver renewable energy that benefits communities, businesses, and the planet.

We are conducting this offering to support the deployment of our energy conversion and data integrity systems across multiple geographies.

Dividends

The Company has not paid dividends on the Shares in the past two years and does not intend to declare any dividends in the near future. Dividends will be declared by the Company’s Board of Directors, in its sole discretion.

Capitalization

The Company is authorized to issue 200,000,000 shares of capital stock in the aggregate, consisting of: (i) 190,000,000 Shares and (iii) 10,000,000 shares of preferred stock, all of which have been designated as Series A Preferred Stock. As of February 15, 2026, the Company has approximately 13,250,002 Shares of common stock, and 5,000 shares of Series A Preferred Stock issued and outstanding. Assuming this Offering is fully capitalized, we would have 25,250,002 Shares of common stock and 5,000 shares of preferred stock issued and outstanding at the termination of this Offering.

Use of Proceeds

In general, the Company will use net proceeds from the offering to fund core engineering, deployment, regulatory, and operating initiatives necessary to advance the PowerLink platform from development stage to initial commercial deployment. See “Use of Proceeds” for more detail.

Risks

Investing in the Company involves substantial risk and you could lose your entire investment. You should carefully read the section titled “Risk Factors” and the other information included in this Offering Circular for a discussion of facts that you should consider before deciding to invest in our Shares.

The Offering

This Offering Circular relates to a best-efforts offering of up to 12,000,000 Shares of our Common Stock at a price of $6.25 per Share, for a potential Maximum Offering Amount of $75,000,000. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Shares is not sold. The minimum investment amount established for each investor is $1,000. The Company may waive the minimum investment amount on a case-by-case basis for any reason or no reason at all. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all. Factors we may consider in deciding whether to accept or reject an investor may include, but are not limited to, facts learned about an investor through the Company’s anti-money laundering and know your client review of investors, a decision to not accept further investors, or due to a change in the condition of the Company.

Once this offering has been qualified by the SEC, we will conduct separate closings on a rolling basis at least every 30 days. The offering will terminate on the earliest to occur of (i) the date subscriptions for the maximum offering amount have been accepted, (ii) the date that is three years from the date our Offering Statement, as amended, is initially qualified by the Commission (subject to possible 6 month extension), or (iii) any earlier date on which we elect to terminate the offering.

2

We have engaged DealMaker Securities LLC to act as the Broker of record in connection with this Offering, but not for underwriting or placement agent services. We have also engaged affiliates of Broker to provide other services relating to this offering. The maximum fees payable to the Broker and its affiliates are $3,434,000.

In order to subscribe to purchase Shares, a prospective investor must visit our investor portal at www.__________.com and complete a subscription agreement and send payment by wire transfer, ACH, credit card, or Stablecoin approved by the Broker, in accordance with the instructions provided within the portal.

Under Rule 251(d)(2)(i)(C) of the Securities Act, in Regulation A offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by an investor who is a natural person for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth, unless the purchaser is an accredited investor. In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our offering of securities. The Offering Statement of which this Offering Circular is a part includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.

You should rely only on the information contained in this Offering Circular and exhibits. We have not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or sale of our Shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. Numbers in this Offering Statement may be rounded to the nearest 100th decimal point.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this Offering Circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

RISK FACTORS

Any investment in our Common Stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this Offering Circular before deciding whether to purchase our Common Stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Offering Circular also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Offering Circular. In addition to the other information provided in this Offering Circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our Common Stock. Material risks identified by the Company are discussed in this section; however, discussion may not include all risks applicable to an investment in Shares to the extent such risks have not been contemplated by the Company.

3

Risks Related to this Offering and our Common Stock

There is no current market for any shares of the Company’s securities.

You should be prepared to hold this investment indefinitely. There is no established market for these securities and there may never be one. As a result, if you decide to sell these securities in the future, you may not be able to find a buyer. Investors should assume that they may not be able to liquidate their investment or be able to pledge their shares as collateral.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering may at some point have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company or cryptocurrency exchange service and interest charged on unpaid card balances (which can reach over 25% in some states) add to the effective purchase price of the shares you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

We need additional capital, which may be on terms more or less favorable than those offered in this offering.

We require additional capital and may require additional cash resources due to changed business conditions or other future developments. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or incur debt. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all, or that the terms provided won’t be more or less favorable than those hereby offered. The Company is currently offering Shares in a Regulation D offering for less per Share than the price in this offering, which issuances will be dilutive to investors in this offering.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

The intended use of proceeds from this offering is more particularly described in the Section titled “Use of Proceeds;” however, such description is not binding and the actual use of proceeds may differ from the description contained therein. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The offering price of our Shares has been determined by management.

Our management has determined the Shares offered by the Company. The price of the Shares we are offering was internally determined based upon the illiquidity of our Common Stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the Common Stock sold in this offering may be more or less than the fair market value for our Common Stock.

The best efforts structure of this offering may yield insufficient gross proceeds to fully execute our business plan.

Shares are being offered on a best-efforts basis. We are not required to sell any specific number or dollar amount of Common Stock, but will use our best efforts to sell the Shares offered by us. As a “best effort” offering, there can be no assurance that the offering contemplated by this Offering Circular will result in any proceeds being made available to us.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of Common Stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

4

We may experience investment delays.

There may be a delay between the time an investor’s subscription is accepted by the Company and the time the proceeds of this offering are deployed. During these periods, the Company may invest these proceeds in short-term certificates of deposit, money-market funds, or other liquid assets with FDIC-insured and/or NCUA-insured banking institutions, which will not yield a return as high as if deployed in our operations.

Shares are being offered under an offering exemption, and if it were later determined that such exemption was not available, purchasers would be entitled to rescind their purchase agreements.

Shares are being offered to prospective investors pursuant to Tier 2 of Regulation A under the Securities Act. Unless the sale of Shares should qualify for such exemption the investors might have the right to rescind their purchase of Shares. Since compliance with these exemptions is highly technical, it is possible that if an investor were to seek rescission, such investor would succeed. A similar situation prevails under state law in those states where Shares may be offered without registration. If a number of investors were to be successful in seeking rescission, the Company would face severe financial demands that could adversely affect the Company and, thus, the non-rescinding investors. Inasmuch as the basis for relying on exemptions is factual, depending on the Company’s conduct and the conduct of persons contacting prospective investors and making the Offering, the Company will not receive a legal opinion to the effect that this Offering is exempt from registration under any federal or state law. Instead, the Company will rely on the operative facts as documented as the Company’s basis for such exemptions.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our Common Stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors (the “Board”). We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

We are relying on the exemption for insignificant participation by benefit plan investors under ERISA.

The Plan Assets Regulation of the Employee Retirement Income Security Act of 1974 (“ERISA”) provides that the assets of an entity will not be deemed to be the assets of a benefits plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is “significant” if, at any time, 25% or more of the value of any class of equity interest is held by benefit plan investors. Because we are relying on this exemption, we will not accept investments from benefit plan investments of 25% or more of the value of any class of equity interest. If repurchases of shares reach 25%, we may repurchase shares of benefit plan investors without their consent until we are under such 25% limit.

Investors in this offering will be required to arbitrate their claims relating to the purchase of Shares and will not be entitled to a jury trial or to bring class action with respect to claims arising under the Subscription Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.

Investors in this offering will be bound by the Subscription Agreement, which includes a provision under which investors waive the right to a jury trial or class action for any eligible claim, which will be settled by binding arbitration as opposed to formal court process, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action. By signing the Subscription Agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the state of Nevada, regardless of convenience or cost to you, the investor.

As part of this investment, each investor will be required to agree to the terms of the subscription agreement included as Exhibit 4.1 to the Offering Statement of which this Offering Circular is part. In the agreement, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the state of Nevada, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company’s compliance with the U.S. federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.

5

We will be subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.

We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

We also may elect to become a public reporting company under the Exchange Act. If we elect or are required to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

If we are required to register any Shares under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Company.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.” To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year. If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a financial burden on the Company and a time burden on our management.

Investors will hold minority interests in the Company.

Following this offering, investors in their individual capacities will represent a minority of the Company’s authorized stock. Accordingly, individual investors should anticipate little or no ability to direct the Company’s operations.

Investors in our securities could experience immediate and substantial dilution after this offering.

The public offering price of our Shares is higher than the pro forma net tangible book value per share of the outstanding common shares immediately after this offering. As a result of this dilution, investors purchasing Shares in this offering could receive significantly less than the full purchase price that they paid for the Shares purchased in this offering in the event of a liquidation. Further, the Company is currently offering Shares at $5.75 per Share in an offering exempt under Regulation D of the Securities Act, which issuances will dilute investors in this offering. That offering is also for up to $75M.

6

If we do become publicly traded, the Company’s stock price may be volatile.

If the Company were to become publicly traded, the price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for the Common Stock may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our Common Stock is fixed and will not vary based on the underlying value of our assets at any time during the offering. Our Board of Directors has determined the offering price in its sole discretion. The fixed offering price for our Common Stock has been based on an assessment of the future potential economic value of PowerLink’s products and operations. This estimation is based on assumptions that may not be accurate. Therefore, the fixed offering price established for our Common Stock may not be indicative of the true market value of the Company, which can only be determined by selling the shares in the public market or priced by an acquirer. Notwithstanding the foregoing, we may change the fixed price of Shares at any time through supplement or amendment to this Offering Circular, as appropriate.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities.

Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of Preferred Stock, which would rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue additional Preferred Stock, the holders of such Preferred Stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Common Stock.

Fiduciaries investing the assets of a trust or pension or profit sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.

In considering an investment in the Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the Common Stock are not freely transferable and there may not be a market created in which the Shares may be sold or otherwise disposed; and (iii) whether interests in the Company or the underlying assets owned by the Company constitute “Plan Assets” under ERISA.

We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.

The principal purposes of this offering are to raise additional capital to use in accordance with our planned use of proceeds. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed. See “Use of Proceeds.”

7

Risks Related to our Business

We depend heavily on our officers and key employees, and turnover of such personnel could harm our business.

Our business and results of operations depend in significant part upon our executives. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel to replace employees as needed, our business could suffer.

We may change our business strategy without stockholder consent, which may result in riskier operations than our current operations.

We may change our business strategy and guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this Offering Circular. A change in our business strategy could expose us to unknown risks.

The amount of capital the Company is attempting to raise in this Offering is not enough to sustain the Company’s current business plan.

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we may not be able to execute our business plan, our continued operations will be in jeopardy, and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause an investor to lose all or a portion of their investment. If we are able to raise additional capital it may be on terms different than or more favorable than those hereby offered, which could dilute investors’ interests in the Company. Specifically, we intend to conduct multiple offerings under several securities exemptions under the Securities Act in the next twelve months, any of which offerings could dilute investors or contain terms investors deem more favorable than those offered in this Offering.

We may face potential difficulties in obtaining capital.

We may have difficulty raising needed capital in the future as a result of many factors, including the inherent business risks associated with our Company and present and future market conditions. We will require additional funds to execute our business strategy and conduct our operations. If adequate funds are unavailable, it may materially harm our business, financial condition, and results of operations.

We and our auditors have concluded there is substantial doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our audit firm has expressed substantial doubt in our ability to continue as a going concern and the audit report for our 2024 financial statements contain a going concern opinion. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate revenue. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

Our business could be negatively impacted by cyber security threats, attacks, and other disruptions.

We may face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our systems or products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of our products. A disruption, infiltration, or failure of our information infrastructure systems as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters, or accidents could cause breaches of data security, loss of critical data, and performance delays, which in turn could adversely affect our business.

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Protection of electronically stored data and other cybersecurity is costly, and if our data or systems are materially compromised in spite of this protection, we may incur additional costs, lost opportunities, damage to our reputation, disruption of service or theft of our assets.

We maintain information necessary to conduct our business, including confidential and proprietary information as well as personal information regarding our customers and employees, in digital form. We also use computer systems to develop our products and services and operate our businesses. Data maintained in digital form is subject to the risk of unauthorized access, modification, exfiltration, destruction or denial of access and our computer systems are subject to cyberattacks that may result in disruptions in service. We use many third-party systems and software, which are also subject to supply chain and other cyberattacks. Identifying and mitigating cyber risks is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Accordingly, despite our efforts, the risk of unauthorized access, modification, exfiltration, destruction, or denial of access with respect to data or systems and other cybersecurity attacks cannot be eliminated entirely, and the risks associated with a potentially material incident remain. In addition, we provide some confidential, proprietary, and personal information to third parties in certain cases when it is necessary to pursue business objectives. While we obtain assurances that these third parties will protect this information and, where we believe appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised.

If our information or cyber security systems or data are compromised in a material way, our ability to conduct our business may be impaired, we may lose profitable opportunities or the value of those opportunities may be diminished and as described above, we may lose revenue. If personal information of our customers or employees is misappropriated, our reputation with our customers and employees may be damaged resulting in loss of business or morale, and we may incur costs to remediate possible harm to our customers and employees or damages arising from litigation and/or to pay fines or take other action with respect to judicial or regulatory actions arising out of the incident. Insurance we obtain may not cover losses or damages associated with such attacks or events. Our systems and the systems of third parties with whom we engage are continually attacked.

Failure to comply with federal, state and international laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

A variety of federal, state and international laws and regulations govern the collection, use, retention, sharing, export and security of personal information. We also may choose to comply with, or may be required to comply with, self-regulatory obligations or other industry standards. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations, and laws providing for new privacy and security rights and requirements may overlap with each other, and may be enacted or come into effect in different jurisdictions. These requirements may be enacted, interpreted or applied in a manner that is inconsistent from one jurisdiction to another or in a manner that conflicts with other rules or our practices. As a result, some of our practices may be in conflict, or may not comply in the future with all such evolving laws, regulations, requirements and obligations. Any failure, or perceived failure, by us to comply with any federal, state or international privacy or consumer protection-related laws, regulations, regulatory guidance, orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, proceedings or actions against us by governmental entities or others, including claims for statutory damages asserted on behalf of purported classes of affected persons or other liabilities or require us to change our business practices, including changing, limiting or ceasing altogether the collection, use, sharing, or transfer of data relating to customers, which could materially adversely affect our business, financial condition and operating results.

The Company is not subject to Sarbanes-Oxley regulations.

The Company does not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. As a privately-held (non-public) Company, the Company is currently not subject to the Sarbanes Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company.

Additionally, if it were necessary to implement an internal control infrastructure that would meet the standards of the Sarbanes Oxley Act of 2002, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company’s results of operations.

The Company’s Board of Directors and executives have significant flexibility with regard to the Company’s operations and investments.

The Company’s agreements and arrangements with its management have been established by the Board of Directors and are not on an arm’s-length basis. The Board of Directors and our executives have considerable discretion with respect to all decisions relating to the terms and timing of transactions.

The liability of the management is limited.

As a result of certain exculpation and indemnification provisions in the Articles of Incorporation and Bylaws, the Company’s Board of Directors and officers may not be liable to the Company or its investors for errors of judgment or other acts or omissions not constituting fraud, intentional misconduct, criminal act, or gross negligence. A successful claim for such indemnification would deplete the assets of the Company by the amount paid.

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The borrowing of funds increases the risks of adverse effects on the Company’s financial condition.

The Company may incur certain indebtedness with debt financing to raise that capital. Payments of principal and interest will reduce cash available for distribution and/or reserve funds set aside for contingencies. If variable rate debt is incurred, increases in interest rates would increase interest costs, which would reduce the Company’s returns. If the Company is unable to obtain such financing, that failure to do so may have a material and adverse effect on the Company’s operations. In such an event, investors could lose some or all of their investments.

Economic conditions in the current period of disruption and instability could adversely affect our ability to access the capital markets, in both the near and long term, and thus adversely affect our business and liquidity.

The current economic conditions related to inflation and instability have had, and likely will continue to have for the foreseeable future, a negative impact on the capital markets. Even if we can raise capital, it may not be at a price or on terms that are favorable to us. We cannot predict the occurrence of future disruptions or how long the current conditions may continue.

Current uncertainty in global economic conditions could adversely affect our revenue and business.

Geopolitical tensions, as well as the related international response, have caused inflationary pressures, including causing increases in the price for goods and services and exacerbated global supply chain disruptions, which have resulted in, and may continue to result in, shortages in materials and services and related uncertainties. Such shortages have resulted in, and may continue to result in, cost increases for labor, fuel, materials and services, and could continue to cause costs to increase, and also result in the scarcity of certain materials. We cannot predict any future trends in the rate of inflation or volatility spill-over effects between international financial markets, or other negative economic factors or associated increases in our operating costs and how that may impact our business. To the extent we are unable to recover higher operating costs resulting from inflation or otherwise mitigate the impact of such costs on our business, our revenues and gross profit could decrease, and our financial condition and results of operations could be adversely affected. Supply chain disruptions could represent a challenge for the company which may have a material adverse effect in the Company’s operations.

Failure to effectively manage our expected growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our expected growth could place a strain on our managerial, operational and financial resources. Any further growth by us, or any increase in the number of our strategic relationships, will increase the strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan and could have a material adverse effect on our financial condition, business prospects and operations and the value of an investment in our company.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our business plan is speculative.

We have not generated profits to date. Our present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate profits.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

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Our bank accounts will not be fully insured.

The Company’s regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company’s banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

Our operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business;
●	our ability to manage the Company’s growth;
●	whether the Company can manage relationships with key vendors and advertisers;
●	demand for the Company’s products and services;
●	the timing and costs of new and existing marketing and promotional efforts and/or competition;
●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;
●	the overall strength and stability of domestic and international economies.

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

Our operations may not be profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we may experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

Our business model is evolving.

Our business model is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company’s market continues to evolve.

The Company needs to increase brand awareness.

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company’s financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company’s results of operations.

We face significant competition that could negatively impact our revenues.

Our industry is competitive. Increased competition could result in decreased revenues, increased marketing expenditures, and/or loss of market share. These and other competitive factors could materially and adversely affect the Company’s results of operations.

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

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We may expend our limited resources to pursue a particular product and may fail to capitalize on products that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we must focus our efforts on particular research programs and products. As a result, we may forego or delay pursuit of opportunities with other products that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. If we do not accurately evaluate the commercial potential or target market for a particular product, we may relinquish valuable rights to that product through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product. Any such failure to improperly assess potential products could result in missed opportunities and/or our focus on products with low market potential, which would harm our business and financial condition.

If we are unable to obtain, maintain and protect our intellectual property rights in our proprietary technology, our ability to compete could be negatively impacted.

Our licensed proprietary intellectual property is vital to our business. The market for our products depends to a significant extent on the value associated with our product design, our proprietary technology, brands, and our intellectual property. We rely on confidentiality procedures and contractual restrictions, to establish and protect our intellectual property or other proprietary rights. However, these laws, procedures and restrictions provide only limited and uncertain protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated, including by counterfeiters. The costs required to protect our proprietary intellectual property may be substantial.

To protect or enforce our intellectual property and other proprietary rights, or to determine the enforceability, scope or validity of the intellectual or proprietary rights of others, we may initiate litigation or other proceedings against third parties. Any lawsuits or proceedings that we initiate could be expensive, take significant time and divert management’s attention from other business concerns. Litigation and other proceedings also put our intellectual property at risk of being invalidated, or if not invalidated, may result in the scope of our intellectual property rights being narrowed. We may provoke third parties to assert claims against us. We may not prevail in any lawsuits or other proceedings that we initiate, and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.

Our business model depends on our ability to operate without infringing, misappropriating or otherwise violating the trademarks, copyrights and proprietary rights of other parties.

Our business model and results of operations depend at least in part on our ability to operate without infringing, misappropriating or otherwise violating the trademarks, copyrights and other proprietary rights of others. However, we cannot be certain that the conduct of our business does not and will not infringe, misappropriate or otherwise violate such rights. Many companies have employed intellectual property litigation to gain a competitive advantage, and to the extent we gain greater visibility and market exposure, we may also face a greater risk of being the subject of such litigation. For these and other reasons, third parties may allege that our products or other or activities infringe, misappropriate or otherwise violate their trademark, copyright or other proprietary rights. Defending against allegations and litigation could be expensive, take significant time, divert management’s attention from other business concerns, and delay getting our products to market. In addition, if we are found to be infringing, misappropriating or otherwise violating third-party trademark, copyright or other proprietary rights, we may need to obtain a license, which may not be available on commercially reasonable terms or at all, or may need to redesign or rebrand our products, which may not be possible. We may also be required to pay substantial damages or be subject to a court order prohibiting us from engaging in certain activities. Any claims of violating others’ intellectual property, even those without merit, could therefore have a material adverse effect on our business, financial condition and results of operations.

Our business is highly dependent on the efforts and dedication of our officers and other employees, and the loss of one or more key employees, or our inability to attract and retain qualified personnel, could adversely affect our business.

Our officers and employees are at the heart of all of our business efforts. It is their skill, creativity and hard work that drive our success. In particular, our success depends to a significant extent on the continued service and performance of our senior management team, including our Chief Executive Officer. We are highly dependent on his creative talents and relationships, and believe he is integral to our business. The loss of any member of our senior management team, or of any other key employees could impair our ability to execute our business plan and could therefore have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key man life insurance policies on any member of our senior management team or on our other key employees.

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Use of social media may materially and adversely affect our reputation or subject us to fines or other penalties.

We may rely on our online presence to reach consumers and use third-party social media platforms as marketing tools. As social media platforms continue to rapidly evolve, we must continue to maintain a presence on these platforms and establish presences on new or emerging popular social media platforms. If we are unable to cost-effectively use social media platforms as marketing tools, our ability to acquire new consumers and our financial condition may suffer. Furthermore, as laws and regulations rapidly evolve to govern the use of these platforms, the failure by us, our employees or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms could subject us to regulatory investigations, class action lawsuits, liability, fines or other penalties and have a material adverse effect on our business, financial condition and result of operations.

Litigation or legal proceedings could expose us to liabilities.

We may in the future become party to litigation claims and legal proceedings. We face litigation risks regarding a variety of issues, including without limitation, copyright infringement, allegations against us, alleged violations of federal and state labor and employment laws, securities laws, and other matters. These proceedings may be time consuming, expensive and disruptive to normal business operations. The defense of such lawsuits could result in significant expense and the diversion of our management’s time and attention from the operation of our business. Costs we incur to defend or to satisfy a judgment or settlement of these claims may not be covered by insurance or could exceed the amount of that coverage or increase our insurance costs and could have a material adverse effect on our financial condition, results of operations, liquidity and cash flows.

Product liability claims may subject the Company to increased costs.

We may be subject to product liability claims in the future. Although the Company has not experienced any material losses due to product liability claims to date, it may be a party to product liability claims in the future and incur significant costs in their defense. Product liability claims often create negative publicity, which could materially damage the Company’s reputation and its brands. Although the Company maintains insurance, its coverage may be inadequate to cover any liabilities it may incur.

Our business is subject to government regulation in various areas, and the increasing costs of compliance efforts, as well as any potential non-compliance, could adversely impact our business.

We are subject to laws and regulations affecting our operations in a number of areas, including consumer protection, labor and employment, data privacy, product safety, and environmental. Compliance with these and similar laws and regulations may require significant effort and expense, and variances and inconsistencies in requirements among jurisdictions may exacerbate this effort and expense. Multiple jurisdictions may claim that the Company is required to do business as a foreign corporation in one or more of those jurisdictions. Failure to qualify as a foreign corporation in a jurisdiction where the Company is required to do so could subject it to taxes and penalties. States or foreign governments may charge the Company with violations of local laws. The time and expense of compliance with existing and future regulations could, in the aggregate, adversely affect our results of operations, limit our product and service offerings in one or more regions, constrain our marketing efforts, or otherwise cause us to change or limit our business practices. Any new law or regulation, or the application or interpretation of existing laws, may adversely impact our growth and operations.

Our business model will depend on our ability to decompose waste (initially tires) and repurpose waste into usable products. If a viable substitute technology to such our recycling methods emerges and gains market acceptance, our business, financial condition and results of operations will be materially and adversely affected. Furthermore, our failure to keep up with rapid technological changes and evolving industry standards within the recycling market may adversely affect our financial performance.

If successfully constructed, developed, and commercially deployed, Digestors will be used to decompose tires into sellable propane, diesel, steel, and rubber resulting from that decomposition. Some companies in the tire recycling industry may be simultaneously researching and developing alternative recycling technologies. If any viable substitute processes to the low-temperature pyrolytic tire recycling process we use or other technologies develop to be more efficacious, our business, financial condition and results of operations may be materially and adversely affected. We will face similar risks with other technologies we develop, acquire or deploy for converting waste and stranded natural resources to energy and commodities.

Our ability to adapt to evolving industry standards and anticipate future standards will be a significant factor in maintaining and improving our competitive position and our prospects for growth. However, our efforts may not lead to improved financial performance. On the other hand, our competitors may improve their technologies or even achieve technological breakthroughs which may adversely impact our ability to compete and adversely impact our financial performance. Our failure to effectively keep up with rapid technological changes and evolving industry standards may negatively impact our ability to generate revenue.

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Uncontrollable factors may affect the demand for the propane, diesel, rubber, and steel composites we envision generating from anticipated tire recycling digestors, which in turn may materially and adversely impact our financial performance.

Our financial performance significantly depends upon our ability to sell propane, diesel, and rubber composites which we envision generating from the anticipated tire recycling digestors described in this Offering Statement. The demand for propane may be influenced by factors such as weather patterns, agricultural needs of end users, and petrochemical industry requirements, to name some. The demand for diesel may be influenced by broader economic trends as well as seasonal changes as well as level of industrial activity, to name some factors. Rubber demand may be influenced by factors such as performance of the automobile industry, natural rubber production, and activity in rubber application sectors. Steel demand may be influenced by factors such as economic conditions, energy prices, raw material costs, and currency exchange rates, amongst other things. We cannot control such factors affecting demand for propane, diesel, rubber, and steel. If demand decreases at such levels as would make us unable to sell enough propane, diesel, rubber, and steel composites generated by our anticipated tire recycling digestors, our financial performance will be adversely impacted. We cannot assure that there will be sufficient demand for the propane, diesel, rubber, and steel composite byproducts generated by our anticipated recycling digestors in the future.

We do not currently have any customers.

As of the date of this Offering Statement, we have not generated any products anticipated to be a source of our revenue. We do not currently have any customers. Although we anticipate potential future clients to be large-scale industrial users of diesel and propane, construction companies interested in rubber composites, steel wholesalers, governments, and blockchain companies, we cannot assure that we will secure such clients. Additionally, we cannot assure that customer demand for these products will be at levels sufficient to establish and maintain profit. If we fail to secure sufficient customers in the future, our financial performance will be negatively impacted and we may be unable to continue as a going concern.

The recycling business presents numerous work and health hazards, which may adversely impact our financial performance.

There are many occupational hazards associated with the recycling business. Employees we hire in the future can be exposed to fire hazards, airborne irritants, hearing damage from the noise generated from recycling, and hazards associated with large moving vehicles in the work vicinity, amongst other things. We cannot provide assurance that we can completely mitigate these risks for future employees we hire (assuming sufficient proceeds are raised in this Offering), which risks may harm our business and financial performance. We may also have to incur additional costs to guard against these hazards, which may reduce the amount of financial resources we can allocate to other aspects of our business.

We will need to incur significant operating costs in the near future and cannot assure that we can recoup these potential costs to continue operating profitably or as a going concern.

We expect to incur significant operating costs, particularly for the construction of Digestors, operational costs, leases for real property, and various overhead costs. We cannot guarantee a return on our monetary investments into these items. If we fail to recoup these costs, our financial performance will be adversely affected and there is a material risk we cannot continue as a going concern.

We operate within a market sector that is still developing, and we cannot guarantee that we will establish and maintain a robust financial position in order to become profitable.

Our business operates in the tire recycling sector, which is still developing and has few competitors. There is uncertainty as to how this sector will develop in the future and which competitors will emerge, if any. There is also uncertainty as to market conditions in this sector. These uncertainties mean we cannot guarantee that we will perform at the financial level needed to become profitable. Any failure on our part to maintain a robust financial position could adversely affect our ability to become profitable.

Strikes and other union activity may negatively impact our financial performance.

The services of engineers, designers, researchers and other talent, trade employees and others that we engage in the future may be subject to collective bargaining agreements. If we are unable to renew expiring collective bargaining agreements in the future, the affected unions could respond with strikes or work stoppages. Such actions, as well as significant labor disputes and higher costs associated with the negotiation of collective bargaining agreements, could adversely affect our business by causing delays in production and in release dates or by reducing our products’ profit margins.

Compliance with Regulation A and reporting to the SEC could be costly, and our management will be required to devote substantial time to the compliance requirements of Regulation A.

Compliance with Regulation A could be costly and requires legal and accounting expertise. After qualifying this Form 1-A, we will be obligated to file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

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If we become a public reporting Company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth Company” and will be subject to less rigorous public reporting requirements and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

If we become a public reporting Company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth Company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth Company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

Third-party claims of intellectual property infringement may prevent, delay or otherwise interfere with our product discovery and development efforts.

Our commercial success depends in part on our ability to develop, manufacture, market and use our proprietary technologies without infringing, misappropriating or otherwise violating the intellectual property or proprietary rights of third parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the biotechnology and pharmaceutical industries, as well as administrative proceedings for challenging patents, including interference, derivation, inter partes review, post grant review, and reexamination proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions. We may be exposed to, or threatened with, future litigation by third parties having patent or other intellectual property rights alleging that our products and/or proprietary technologies infringe, misappropriate or otherwise violate their intellectual property rights.

The Company’s energy storage and distribution systems are key to its business model, and if they fail or underperform, it could lead to significant delays or operational failures.

Efficient energy storage and distribution are critical to powering blockchain and AI systems in energy-deficient regions, and any technological issues could harm the Company’s operations.

Changes in energy, blockchain, and AI regulations could increase compliance costs or disrupt the Company’s business model, particularly in emerging markets.

The Company operates in multiple jurisdictions with evolving regulatory environments. Any regulatory changes could negatively impact operations, leading to significant costs or business disruptions.

Delays in securing permits, building infrastructure, or meeting local government or community expectations could significantly hinder the Company’s ability to scale its operations.

The Company’s reliance on infrastructure development in small or developing countries exposes it to various risks, including permitting challenges, local opposition, and delays in construction.

Operating in emerging markets exposes the Company to political instability, currency fluctuations, and challenges related to local infrastructure.

The Company’s business model includes expansion into small countries with limited infrastructure, which could expose it to additional risks in terms of market entry, supply chain issues, and political uncertainty.

The Company’s intention to integrate blockchain technology into its operations exposes it to various risks, including the potential for security breaches, network failures, and technological obsolescence.

Blockchain is a relatively new and rapidly evolving technology. If the Company’s integration of blockchain does not perform as expected or is subject to security breaches, it could harm the Company’s operations, reputation, and financial position.

Regulatory developments related to blockchain technology are still evolving, and future regulations could impact the Company’s ability to integrate or use blockchain-based transparency tools.

As the use of blockchain technology becomes more widespread, governments and regulatory bodies around the world are increasingly scrutinizing its applications, particularly in energy markets, financial transactions, and data privacy. The Company may face the risk of sudden regulatory changes, including new taxes, restrictions, or compliance requirements, that could significantly increase the cost of doing business, disrupt operations, or even prevent the Company from utilizing blockchain technology in certain regions. Additionally, some jurisdictions may impose licensing or operational restrictions on blockchain-based systems, which could limit the Company’s ability to deploy its technology or force it to alter its business model.

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Moreover, if regulators decide to treat blockchain or cryptocurrency-related activities as illegal or heavily regulated in specific countries where the Company intends to operate, it could face operational halts, fines, or other penalties. Regulatory uncertainty surrounding blockchain could also create barriers to attracting investors or partnerships, as potential stakeholders may perceive the regulatory environment as too risky or unpredictable. Furthermore, if the Company is forced to adapt to different regulations in various countries, it could lead to costly legal battles or delays in product deployment, thereby hindering its market entry and expansion plans.

The blockchain network intended to be used by the Company may encounter limitations in transaction throughput, and the environmental impact of running blockchain systems could potentially counteract the environmental benefits the Company aims to achieve.

While blockchain technology offers significant advantages in terms of transparency, security, and decentralization, there are inherent risks related to its scalability and energy consumption. If the blockchain network used by the Company encounters transaction bottlenecks or cannot process a sufficient volume of transactions, it could result in delays, inefficiencies, or the inability to scale operations as anticipated. These limitations could affect the timeliness and reliability of energy trading, data verification, and other processes critical to the Company’s business model, potentially damaging its reputation and financial standing.

The environmental impact of maintaining blockchain networks is another significant concern. Many blockchain platforms, especially those utilizing proof-of-work mechanisms, consume large amounts of energy for mining and transaction validation. This consumption could counteract the Company’s goals of promoting sustainable and clean energy practices. If the blockchain network’s energy consumption exceeds the environmental benefits generated by the Company’s energy production model, the Company’s environmental credentials could be called into question by regulators, investors, and the public.

Moreover, as the blockchain ecosystem evolves, the Company could face pressure to transition to more energy-efficient blockchain platforms or technologies. However, this transition could involve significant costs and technical challenges, particularly if the Company has already invested heavily in existing blockchain infrastructure. There is also the risk that new, more environmentally friendly blockchain technologies may not yet be fully tested or widely adopted, which could delay the Company’s efforts to adopt more sustainable practices while maintaining operational efficiency.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

DILUTION

Investors should be aware that compared to the Offering price of $6.25 per Share, the average effective cash cost to the Company’s officers, directors, promoters and affiliated persons for the 13,250,002 founders’ Shares of Common Stock acquired by them in a transaction during the past year was $0.0001 (par value). Additionally, the public offering price of our Shares is higher than the pro forma net tangible book value per share of the outstanding common shares immediately after this offering. As a result of this dilution, investors purchasing Shares in this offering could receive significantly less than the full purchase price that they paid for the Shares purchased in this offering in the event of a liquidation or other sale of Shares.

PLAN OF DISTRIBUTION

We are offering up to 12,000,000 Shares of our Common Stock in the Company at a price per Share of $6.25, for a potential maximum Offering Amount of $75,000,000. There is no minimum offering amount and no provision to return investor funds if a minimum number of Shares is not sold. All accepted subscription funds will be immediately available for the Company’s use. No fractional Shares will be issued. The minimum investment established for each investor is $1,000, which minimum may be waived by the Company on a case by case basis for any reason or no reason at all.

We intend to conduct multiple separate closings on a rolling basis no less frequently than every 30 days. This offering will terminate at the earlier to occur of: (i) all Shares offered hereby being sold, (ii) the date three years from the date this Offering Circular is initially qualified by the SEC, although the offering may be extended by an additional 180 days if the Company files a new Offering Statement covering these securities pursuant to SEC Rule 251 (d)(3)(i)(F) (notwithstanding the foregoing, the Company reasonably expects to sell all Bonds within two years from qualification), or (iii) such earlier date as terminated by the Company.

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Agreement with DealMaker Securities, LLC

We have engaged DealMaker Securities, LLC as the Broker of record to assist in our self-driven capital raise on a best-efforts basis of our interests in those states where Broker is registered to undertake such activities. The Broker will not solicit potential investors and is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities.

The Company has also engaged affiliates of the Broker to provide certain ancillary services. The Broker and its affiliates provide separate services to the Company to help facilitate the offering, from establishment of the platform to be used for subscription processing, through back-office operations/compliance. Although orchestrated through the Broker, each affiliate has separate compensation, and agreements embedded into the Broker’s services agreement.

Broker has not investigated the desirability or advisability of investment in the interests, nor approved, endorsed or passed upon the merits of purchasing the interests. Broker is not participating as an underwriter and under no circumstance will it recommend our Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Broker is not distributing any Offering Circulars or making any oral representations concerning this Offering Circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by our Company. All inquiries regarding this offering should be made directly to our Company.

Fees, Commissions and Discounts

The following table shows the total maximum discounts and commissions payable to the Broker and its affiliates.

	Per Share	Total
Public offering price	$6.25	$75,000,000
Maximum broker and affiliate commissions and fees,	$0.28125	$3,434,000
Proceeds, before other expenses	$5.96875	$71,566,000

Administrative and Compliance Related Functions

With the services provided by the Broker and its affiliates there are different fee types associated with the specific services, which are routine for those service providers. None of the fees for the services are indeterminant in nature, and therefore have their own set maximum fees, and as described below none of these fees will exceed the “Maximum Dollar Compensation.”

The compensation described below in a.), b.) and c.) payable to Broker and affiliates, will, in aggregate, not exceed $3,434,000 (if the offering is fully subscribed).

Broker has not investigated the desirability or advisability of investment in the interests, nor approved, endorsed or passed upon the merits of purchasing the interests. Broker is not participating as an underwriter and under no circumstance will it recommend our Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Broker is not distributing any Offering Circulars or making any oral representations concerning this Offering Circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by our Company. All inquiries regarding this offering should be made directly to our Company.

a.) Administrative and Compliance Related Functions

The Broker has agreed to provide the following services for commissions equal to 4.5% of the amount raised in this offering ($3,375,000, if fully subscribed) for the following services:

●	Reviewing and performing due diligence on our Company and our management and principals and consulting with us regarding same;

●	Consulting with our Company on best business practices regarding this raise in light of current market conditions and prior self-directed capital raises;

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●	White labelled platform customization to capture investor acquisition through the Broker’s platform’s analytic and communication tools;

●	Consulting with our Company on question customization for investor questionnaire;

●	Consulting with our Company on selection of webhosting services;

●	Consulting with our Company on completing template for the Offering campaign page;

●	Advising us on compliance of marketing materials and other communications with the public with applicable legal standards and requirements;

●	Providing advice to our Company on preparation and completion of this Offering Circular;

●	Advising our Company on how to configure our website for the offering working with prospective investors;

●	Provide extensive, review, training and advice to our Company and our personnel on how to configure and use the electronic platform for the Offering powered by DealMaker.tech, an affiliate of the Broker;

●	Assisting our Company in the preparation of state, Commission and FINRA filings related to the Offering;

●	Working with our personnel and counsel in providing information to the extent necessary;

●	Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing issuer with information on an investor in order for issuer to determine whether to accept such investor into the Offering;

●	If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;

●	Coordinating with third-party agents and vendors in connection with performance of services;

●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;

●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;

●	Providing a dedicated account manager; and

●	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements.

b.) Technology Services

The Company has also engaged Novation Solutions Inc. O/A DealMaker (“DealMaker”), an affiliate of Broker, to create and maintain the online subscription processing platform for the offering.

After the qualification by the Commission of the Offering Statement of which this Offering Circular is a part, this offering will be conducted using the online subscription processing platform of DealMaker through our website whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third-party processor by ACH debit transfer or wire transfer or credit card to an account we designate.

For these services, we have agreed to pay DealMaker a one-time $10,000 advance, and $2,000 per month for up to three months ($6,000) prior to the Offering commencing for accountable expenses. Once the Offering commences, DealMaker will be paid $2,000 monthly for up to $18,000. The total expected compensation to be paid to DealMaker for these services will not exceed $34,000.

c.) Accountable Expense Compensation

The Company has paid $25,000 to Broker as an advance against accountable expenses anticipated to be incurred in connection with this Offering. Such advance will be refunded to the extent anticipated expenses are not actually incurred.

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Investor Qualification Standards

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our Company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not negative equity), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our Shares may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests.

How to Subscribe

In order to invest, you will be required to subscribe to the offering via the Company’s investor portal at www._____________.com, whereby investors in the offering will receive, review, execute, and deliver subscription agreements electronically through our investment portal. Any potential investor will have time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Payment of the purchase price for the interests will be made through a third-party processor through our investment portal.

Investors may subscribe by tendering funds via wire, credit or debit card, ACH, or accepted Stablecoin only; checks will not be accepted. Investors will subscribe via the Company’s website and investor funds will be processed via DealMaker’s integrated payment solutions. Funds will be held in the Company’s payment processor account until the Broker has reviewed the proposed subscription, and the Company has accepted the subscription. Funds released to the Company’s bank account will be net funds (investment less payment for processing fees and a holdback equivalent to 5% for 90 days).The Company will be responsible for payment processing fees, which are estimated at 2%. Upon each closing, funds tendered by investors will be made available to the Company for our use.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to: in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount. Investors will be required to agree to indemnify our Company for misrepresentations of the investor within the subscription agreement or supplemental disclosures. Nonetheless, we may not require, and are not requiring, investors to waive any claims or remedies they may have against our Company under the Securities Act or Exchange Act.

All Shares will be issued in electronic form in book entry by our transfer agent. Once an investor’s Shares have been issued, the investor will become a stockholder of our Company.

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Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular supplement” that may add, update or change information contained in this Offering Circular. We will also amend our Offering Statement annually while this offering is open to include updated financial statements. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement or amendment. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov.

USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of the Shares offered hereby and the intended uses of such proceeds.

Capital Sources and Uses

	100%	75%	50%	25%
Proceeds from Sale of Shares	$75,000,000.00	56,250,000.00	37,500,000.00	18,750,000.00
Offering Costs (1)	$4,000,000.00	3,000,000.00	2,000,000.00	1,000,000.00

Use of Net Proceeds:
Pilot Deployments (U.S. & international)	$12,500,000.00	9,375,000.00	7,250,000.00	4,125,000.00
Digital Infrastructure (blockchain & IT)	$3,500,000.00	2,875,000.00	2,250,000.00	1,625,000.00
Marketing	$8,250,000.00	6,187,500.00	4,125,000.00	2,062,500.00
Regulatory Structuring & Licensing	$3,250,000.00	2,437,500.00	1,625,000.00	812,500.00
Product Engineering & Technology Development	$8,500,000.00	7,375,000.00	6,250,000.00	4,125,000.00
Acquisitions	$15,000,000.00	10,000,000.00	4,000,000.00	-
Working Capital(2)	$20,000,000.00	15,000,000.00	10,000,000.00	5,000,000.00

Notes:

(1)	DealMaker Securities LLC, referred to herein as the Broker, is engaged for administrative and compliance related services in connection with this Offering, but not for underwriting or placement agent services. Once the Commission has qualified the Offering Statement and this offering commences, the Broker will receive a cash commission equal to 4.5% of the amount raised in the offering. Additionally, the Broker and its affiliates will receive certain other fees (see “Plan of Distribution”). The Broker and its affiliates will receive a maximum cash compensation equal to $3,343,000 in total. Our Company also expects to incur other expenses relating to this offering, including, but not limited to, legal, accounting, compliance, travel, marketing, technology, printing and other miscellaneous fees. Any monies budgeted for but not spent on offering expenses will be reallocated pro rata among the other categories in the above table.

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(2)	Working capital includes such things as investment in technology, marketing, payroll, ongoing legal and accounting, sales development, operations, repayment for Company financing arrangements as they come due, legal and accounting fees related to this offering, third-party payment processing, ongoing fees related to this offering, insurance costs, renovation and furnishing of properties to be sold to customers, and other typical operating costs. Proceeds from the sales of properties acquired through these raise proceeds may be put into operations or redeployed toward real estate.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DESCRIPTION OF BUSINESS

Overview

PowerLink Digital Partners I, Inc. was incorporated in Nevada on June 20, 2024 under the name “Kratos Mining Partners 1, Inc.” On June 21, 2024, we changed our name to Kratos Data Partners 1, Inc. On August 27, 2024, we changed our name to “PowerLink Digital Partners I, Inc.” We are a development stage company and have not generated any revenues or begun revenue-generating operations. We have been focused on development of our business plan and research and development. We are dependent on the proceeds from this and other offerings to capitalize our business plans and our business should be considered highly speculative.

At PowerLink, our vision is to empower all communities to participate in the digital revolution. Our mission is to ethically unlock value from waste and stranded natural resources by deploying modular clean technologies and transparent circular economic systems. By partnering with local communities, governments, and landowners, we aim to turn underutilized resources into reliable energy and essential materials while expanding economic opportunity and supporting the infrastructure needed for the future of the digital world.

Our Journey

Our journey started three years ago when our Parent, Trend Discovery, had to abandon a drilling project in Mississippi due to a lack of available infrastructure. What was learned at the time is that infrastructure matters and the presence of infrastructure, or the lack thereof, is apparently correlated to socioeconomic levels. Our founders realized that there are hydrocarbons and other critical resources that are stranded because of lack of infrastructure all over the United States and globe, especially in low-income communities where infrastructure doesn’t exist. Secondly, they found severely constrained energy and critical materials supply chains all over the world. Our mission was thus born.

In attempting to solve this problem of stranded resources and no pipeline infrastructure, our founders realized that we were at the intersection of two growth constraints: massive power grid strain and access to critical resources to fuel rapid data center and AI growth. They set out to solve this problem by discovering stranded resources that could be harvested and output into energy and commodities, and ways to do so. Through this process, the Company was organized to develop a process to recycle discarded tires into valuable byproducts, including propane, diesel, and rubber composites, using a thermochemical process. To accomplish this goal, we have focused on the development of a proprietary tire recycling technology we call a digestor.

Our tire digestor is based on the Hy-Poly Digestor—a technology originally developed by Hy-Poly Recycling LLC. In August 2024, we entered into an Exclusive Licensing Agreement with Hy-Poly, granting us the exclusive worldwide rights to utilize the Hy-Poly Digestor technology and all associated intellectual property. This agreement allows us to use Hy-Poly’s patents and proprietary system to process waste tires and plastics and requires us to pay royalties based on our net operating income.

After building a prototype warehouse digestor based on Hy-Poly’s design, we successfully tested its ability to break down waste tires. However, during our development process, we identified a new opportunity to enhance our system’s efficiency and accelerate commercialization. We discovered a new system, the GEMCO System, an industrial tumble vacuum dryer, which we believe offers faster processing times and easier integration than our previous prototype.

Although we’ve shifted our focus to the GEMCO System, we continue to honor the terms of the Hy-Poly License Agreement. We’re still required to pay royalties to Hy-Poly for the rights to use the underlying patents, even though the GEMCO system may supplement or partially replace the original digestor design.

To validate this shift, we entered into a partnership with Advanced Powder Solutions for trials involving the GEMCO System, integrated with low-temperature pyrolysis, to test whether it can efficiently convert waste tires into propane, diesel, and rubber composites. Pending successful trial results and sufficient funding from this offering, we plan to purchase the GEMCO System, install it, and refine it for optimal production.

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After demonstrating our technology can upcycle end of life tires and plastics into useable fuels and other commodities, we approached the market at both the state and local level in the United States and abroad. We found in the United States, the supply chain of end-of-life passenger tires is controlled by the large tire installers like Walmart, Costco and Discount Tire to name a few. Those large tire installers send their end-of-life tires mainly to Liberty Tire Recycling. Liberty Tires Recycling repurposes tire shreds for several different use cases. Internationally, especially in Africa, we have found that nobody appears to control end of life tires. Moreover, we have observed that a large portion of Europe’s end of life tire supply is apparently finding its way to Africa, especially in the large African cities like Kinshasa, DRC and Lagos, Nigeria. This means there is a large supply of uncontrolled passenger tires throughout Africa.

The PowerLink team has met with the governments of DRC, Nigeria, Uganda, South Africa and Eswatini to discuss installing our demonstration units in each country to address their respective waste problems. Through these iterative conversations we have found many important takeaways. Firstly, these countries each have large populations of people that lack basic access to electricity. Rural areas are the most disconnected electrically of all. Secondly, large African cities have extreme waste issues. There are minimal waste collection and post-collection mechanisms installed in Africa. Therefore, waste builds up throughout the streets, in canals and rivers and ultimately the ocean. Thirdly, these governments lack funds earmarked for projects like this; however, these countries are rich in critical resources, and they are willing to trade critical resources for infrastructure that will solve this problem.

To address these problems, the Trend Discovery team has formed a number of affiliated entities to develop technologies to, among other things, access critical minerals, capture stranded hydrokinetic and solar energy from irrigation and hydroelectric canals, solve the complex chemistry related to upcycling Polymers, to purchase electrical, networking and digital computing infrastructure, and upcycle tires and polymers. The Company was formed to hold the tire and polymer upcycling business and technology, which is the Company’s current primary focus.

While our initial focus is tires and polymers, we have found that through the trust that we are building globally as a willing and able partner to find broad energy solutions, we are exposed to several alternative revenue streams stemming from the capture of stranded and waste resources and conversion into value outputs. In 2026, we expect to broaden our focus and revenue generating capabilities. We expect that as Trend Discovery builds out and develops technology through its affiliated entities, we will negotiate to acquire such entities on a deal by deal basis. It is not known at this time which entities we would acquire or on what terms, which will be largely dictated by the results of Trend Discovery’s research and development. through organic growth and acquisitions, we will expand our revenue generating capabilities beyond tires and plastics in 2026.

Business

Our focus is to unlock value from waste and stranded natural resources through a combination of modular clean tech, circular economy systems, and blockchain-based transparency tools by transforming the stranded natural resources and waste products into high-demand energy and commodities. Our mission is to empower communities around the world to ethically and sustainably participate in the AI and quantum computing industrial revolution by providing them with the energy needed to meaningfully participate.

We envision a decentralized, regenerative energy economy built on circular systems, digital traceability, and inclusive ownership. Our approach is meant to enable:

●	Monetization of stranded natural gas, oil, and critical minerals
●	Conversion of industrial waste (plastics, tires, biomass) into clean fuels
●	Deployment of modular microgrid systems and mobile processing assets
●	Transparent tracking of resources via blockchain verification

In essence, our business will focus on capturing inputs of stranded resources such as natural gas, oil and critical minerals, and waste, such as tires and plastics, and then converting those inputs into outputs of energy and commodities. To implement these objectives, we will work closely with local governments, landowners and partner organizations.

Tire and Plastic Upcycling

Our primary business focus is currently the upcycling of tires and plastics. We will source end-of-life tires, plastics and biomass through formal agreements with municipal waste authorities, tire manufacturers, and recycling programs. Scrap tires are abundant in the U.S. and can be collected through municipal drop-off programs. In Phoenix, Arizona, we have initiated discussions with local governments and logistics providers to supply our digestor, and we expect similar arrangements in Eswatini and the Democratic Republic of Congo (DRC) to ensure a steady stream of waste material. Our collection model will focus on partnering with governments so that tipping fees and transportation costs are minimized and waste is diverted from landfills. We will also target post-consumer plastics and organics from municipalities in the Caribbean, Latin America, Eswatini and the DRC where waste management systems are less developed. Collection will be managed through agreements with local governments and waste haulers, and waste tires will be accepted without tipping fees when possible. At present we are developing relationships with Phoenix municipalities and tire retailers and expect to formalize collection agreements as our digestor comes online. We do not yet own all collection equipment and will need to acquire shredders, trailers and storage containers. Our operations must comply with local environmental regulations governing waste storage and transport; failure to secure permits or changes in environmental law could adversely affect our business.

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Our digestor technology produces two primary fuel products: a liquid distillate similar to diesel and a gaseous fraction rich in propane. Shredded tires and plastics are fed into the sealed reactor where heat and catalysts break long hydrocarbon chains into shorter molecules. The gases are condensed into propane and stored in pressurized cylinders; the heavier fractions are further distilled into diesel-grade fuel in a proprietary, two-step process. These products will be sold directly to industrial customers or used to power our own microgrids. Diesel will be marketed to fleet operators, mining companies and microgrid generators under term supply contracts, while propane will be distributed locally for cooking and heating. We will monetize fuel sales through offtake agreements with distributors and utilities. We have demonstrated the technology at pilot scale using the Hy-Poly Digestor and expect to complete a commercial-scale digestor by 2026. We must purchase and install larger reactors, separators and storage tanks before full-scale production can begin. Our blockchain ledger will record each batch from input to sale, enabling regulators and customers to verify fuel quality, provenance, and royalties owed to landowners.

PowerLink has partnered with Hyalite Consulting LLC to assist in the write up of the waste tire to electricity project for the registry and submit it, utilizing UN approved methodologies for approval to quantify the emission reductions of the waste tires to electricity project. The end result of this process is intended to be the creation of securitized carbon credits than can be sold.

In addition to energy, the digestors will yield recyclable steel prior to digestion, and carbon-rich char, rubber and asphalt in step two of our proprietary, two-step digestion process. Steel wires extracted from tires will be sold as scrap to metals recyclers. The carbon char can be refined into activated carbon or used as a soil amendment. The asphalt can be added to local gravel and aggregates to produce pavement. In regions such as the DRC, we also expect to recover critical minerals from virgin ore and ore tailings collected from artisanal miners. Sales will be made under offtake agreements with commodity traders or directly to industrial buyers. We are still refining the technology needed to process and grade these materials and must acquire processing equipment and develop supply relationships. As with our energy products, our blockchain ledger will track each shipment, ensuring buyers have confidence in the provenance and quality of the commodities.

We have not entered into any contracts for the sale of any energy generated through our digestors. Assuming we obtain sufficient funding from this Offering, we expect the digestor to be ready for use to generate revenue-producing propane, diesel, and rubber composites in May of 2026.

Stranded Resources

We plan to enter into royalty agreements and production sharing contracts with landowners, small oil and gas operators, and government agencies to collect natural gas and residual oil that would otherwise be flared or remain untapped due to a lack of pipelines or processing facilities. Modular gathering units will be deployed to remote sites selected by the Company to safely capture associated gas and liquid hydrocarbons. We are currently negotiating letters of intent with operators in Pennsylvania, Texas and Louisiana and exploring regulatory requirements for flaring capture, combustion and transportation permits. We have not entered into any binding agreements relating to the foregoing and there is no guarantee that we will be able to enter into such agreements on acceptable terms.

Our inputs will include associated natural gas and residual oil from oil wells, low-BTU gas from marginal wells, vented gas from storage tanks and remote critical mineral ores such as cobalt-rich tailings and virgin ore containing coltan, cassiterite and wolframite aka 3T minerals and gold. In the U.S. Gulf Coast and the Marcellus Shale region in Pennsylvania and Ohio, hundreds of wells still flare or vent gas due to insufficient pipeline capacity. Globally, flared volumes rose to about 148 billion cubic meters in 2023, representing a multibillion-dollar waste of energy. We will enter into contracts with operators and government agencies to capture this gas using portable compression, combustion and refrigeration units. In the DRC we intend to partner with artisanal mining cooperatives to collect both virgin ore and ore-bearing tailings and stranded critical minerals that can be processed or sold through our network. As of this filing we have not yet commenced commercial collection but have begun preliminary testing of capture equipment and are negotiating rights-of-way and permits. Collecting these resources is subject to federal, state, and local regulations governing flaring reduction, royalty ownership and mineral rights, and there are operational risks associated with working in remote areas. Our business may be affected by changes in energy prices, regulatory requirements, security conditions and transportation logistics. In Eswatini, the DRC, and the Caribbean we are exploring the use of mini distributed hydroelectric turbines to harness the kinetic energy of otherwise stranded irrigation and downstream hydroelectric canals. Our first demonstration units will likely be deployed in Eswatini.

The core challenge lies in the inaccessibility of these stranded resources due to infrastructure limitations (no pipelines, roads, or runways), and that’s where we create value. By bringing novel approaches and modular technology, we will be able to build local infrastructure that supports a circular economy.

Deploying Modular Microgrids

The propane and diesel produced in processes will fuel small-scale generators and battery-hybrid microgrids for communities, industrial sites and mining operations. We also believe that stranded hydrokinetic energy in irrigation and hydroelectric canals can be harnessed for local microgrids, but will have to perform significant research and development before determining feasibility. We intend to work with public utilities and rural electrification agencies to design off-grid power systems that can operate independently or connect to the main grid. Microgrids powered by our fuels will be offered under long-term power purchase agreements, allowing customers to reduce reliance on expensive imported diesel while improving reliability. We have not entered into any binding agreements relating to the foregoing and there is no guarantee that we will be able to enter into such agreements on acceptable terms.

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Blockchain-based Transparency

Eventually, we intend for every inbound resource and outbound product to be recorded on a digital ledger. We believe this blockchain layer will provide traceability from source to sale, enabling governments and buyers to verify the origin of materials, confirm environmental compliance and monitor royalties owed to landowners or community partners. We believe transparency is essential for ESG reporting and will integrate our ledger with government databases where possible. We have not developed any blockchain technology or smart contract, entered into any contract to develop such technology, and may ultimately determine not to pursue such technology.

Operating Plan

Over the next twelve months, assuming sufficient funds are raised from the sale of Shares, we intend to focus on our waste digestor technology deployments in the US and Africa, the deployment of modular technologies in the Marcellus Shale and US Gulf coast for the harnessing and conversion of stranded hydrocarbons into electricity, as well as demonstration pilots for stranded critical minerals traceability and sale in the DRC and distributed micro hydrokinetic energy turbines in Eswatini. We intend through 2026 to evaluate acquisition candidates from Trend Discovery and to negotiate the terms of such acquisitions.

Significant Relationships

Company has relationships with several affiliated and non-affiliated entities that have significant relationships with the Company:

●	Trend Discovery, LP and affiliated funds. Trend Discovery, LP and certain related investment funds are private investment partnerships controlled by our Chief Executive Officer. These funds hold a majority of the Company’s outstanding shares and have provided working capital advances to support digestor development. They are passive investors and are not engaged in operating the business. Any future transactions with these funds, including future loans or equity investments, will be on commercially reasonable terms. As of February 5, 2026, Trend Discovery, LP and affiliated funds have advanced approximately $1,558,270 to PowerLink. Trend Discovery, LP and affiliated funds has committed to advance up to $2,500,000 to accelerate growth of PowerLink. The advanced funds have no interest or conversion features. Trend Discovery, LP and affiliated funds will seek repayment on advanced funds after $5,000,000 has been raised. Trend Discovery, LP and affiliates have the right to upsize or downsize the advancement commitment to PowerLink of $2,500,000.

●	Trend Discovery GP, LLC and Trend Discovery Holdings, LLC. These entities serve as the general partner and holding company for the Trend Discovery funds. They do not conduct operations but may provide administrative services to the funds.

●	Hy-Poly Recycling LLC. Hy-Poly is the owner of the patents covering our low-temperature pyrolytic process. We have an exclusive worldwide license to use the Hy-Poly Digestor and related intellectual property under the Hy-Poly License Agreement, in exchange for royalties of 5% of our net operating income (capped at $10 million per year). Hy-Poly focuses on licensing and does not operate digestors. We do not currently plan to acquire Hy-Poly.

●	United Hands Cooperative (DRC). United Hands is a planned cooperative of artisanal miners in the Democratic Republic of Congo. We expect to partner with United Hands to supply stranded mineral tailings and to help install microgrids at mining sites. This cooperative is separate from the Company, and our agreements will clarify the division of responsibilities and revenues.

●	GEMCO. GEMCO is an independent manufacturer of industrial tumble vacuum dryer systems and is not affiliated with the Company. We intend to purchase systems from GEMCO but do not expect to have any control over or rights in GEMCO.

Competitive Landscape

We compete with several companies that convert waste into fuel and capture output. We may face competition from both established companies and new entrants. Some of our competitors have significantly more resources, including greater financial, technical, and marketing capabilities, which could allow them to develop and market competing products more effectively than we can. Additionally, some competitors may have established customer bases, broader distribution networks, and stronger brand recognition, which could give them a competitive advantage. If we are unable to compete effectively with current or future competitors, or if competitors are able to develop superior products or services at lower costs, our business, financial condition, and prospects may be materially and adversely affected.

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Regulatory Compliance

The Company is subject to and affected by the laws and regulations of the federal, state, and local governmental authorities in the jurisdictions in which we operate, including those relating to data collection, energy generation and consumption, blockchain, government contractors, and ESG businesses. These laws and regulations are subject to change.

Employees

We currently have a staff of 1 full time employee and no part time employees. Administrative and operational services may be provided by persons employed by or contracted with Trend Discovery GP, LLC and Trend Discovery Holdings, LLC, for which such entities will be reimbursed by the Company.

Litigation

From time to time, the Company may be involved in a variety of legal matters that arise in the normal course of business. The Company is not currently involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

Reports to Security Holders

We are required to keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with U.S. GAAP. For financial reporting purposes and tax purposes, the fiscal year and the tax year align with the calendar year end, unless otherwise determined by our Board of Directors in accordance with the Internal Revenue Code. We will file with the SEC periodic reports as required by applicable securities laws.

Under the Securities Act, we must update this Offering Circular upon the occurrence of certain material events. We will file updated Offering Circulars and Offering Circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are offered pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the SEC. We will provide such documents and periodic updates electronically through the SEC’s EDGAR system at www.sec.gov. We will provide holders with copies via email or paper copies at any time upon request.

Transfer Agent

We have engaged DealMaker Engage LLC as our transfer agent.

Bankruptcy, Receivership, Etc.

Not applicable.

Reclassification, Merger, Consolidation, Etc.

Not applicable.

DESCRIPTION OF PROPERTY

We currently have access to office space and associated office space services with WeWork located at 205 West 37th Street, New York, NY 10018, through Trend Discovery Capital Management. As of the date of this Offering Circular, we do not own any real property. We do lease property located at 2410 W. 14th St., Tempe, Arizona through our wholly owned subsidiary Powerlink Digital Partners Ariona LLC.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the consolidated financial statements and related notes included elsewhere in this Offering Circular. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors” or in other parts of this Offering Circular. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Results of Operations for Fiscal Quarter Ended June 30, 2025

Revenue

The Company’s revenue for the period from inception to June 30, 2025 was $0.00.

Cost of Revenue

The Company’s cost of revenue for the period from inception to June 30, 2025 was $0.

Operating Expenses

The Company’s operating expenses for the period from inception to June 30, 2025 was $375,001.

Selling, general, and administrative costs

The Company’s selling, general, and administrative costs for the period from inception to June 30, 2025 was $121,708.

Professional fees

The Company’s professional fees for the period from inception to June 30, 2025 was $235,618.

Net Income

The Company’s net loss for the period from inception to June 30, 2025 was $375,001.

Results of Operations for Fiscal Year Ended December 31, 2024

From Inception to December 31, 2024
Revenue	$0.00
Cost of Revenue	$0.00
Total operating expenses	$164,653.00
Other income (expenses)	$0.00
Interest expense	$0.00
Income tax	$0.00
Net Income (Loss)	$(164,653.00)
Foreign currency exchange	$0.00
Earnings per share, basic*	$(0.01)
Earnings per share, diluted*	$(0.01)

Revenue

The Company’s revenue for the period from inception to December 31, 2024 was $0.00.

Cost of Revenue

The Company’s cost of revenue for the period from inception to December 31, 2024 was $0.

Operating Expenses

The Company’s operating expenses for the period from inception to December 31, 2024 was $164,653.

Selling, general, and administrative costs

The Company’s selling, general, and administrative costs for the period from inception to December 31, 2024 was $17,161.

Professional fees

The Company’s professional fees for the period from inception to December 31, 2024 was $147,492.

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Other Income and Expenses

The Company’s other income and expenses for the period from inception to December 31, 2024 was $0.

Income Tax

The Company’s income taxes for the period from inception to December 31, 2024 was $0.

Net Income

The Company’s net loss for the period from inception to December 31, 2024 was $164,653.

Total Assets

The Company’s assets for the period from inception to December 31, 2024 totaled $10,711.

Total Liabilities

The Company’s total liabilities for the period from inception to December 31, 2024 was $162,109.

Net Cash Used in Operating Activities

For the period from inception to December 31, 2024, net cash used in operating activities was $(55,906).

Net Cash Flow Used In Investing Activities

For the period from inception to December 31, 2024, net cash flow used in investing activities was $(10,640).

Net Cash Flow Provided by Financing Activities

For the period from inception to December 31, 2024, net cash flow provided by financing activities was $66,617.

Liquidity and Capital Resources

At June 30, 2025, the Company had cash on hand of $34.00. As of June 30, 2025, the Company had $549,573 in liabilities. At present, the Company requires additional funding in order to implement all of its business plans. The Company is addressing its capital requirements by conducting this Offering and is in discussions with potential lenders for external funding. The Company intends to conduct concurrent and follow on securities offerings in order to raise the additional capital needed to operate.

As of December 31, 2024, the Company’s only commitment for capital expenditures is a monthly payment of approximately $750.00 for access to office space and associated office space services with WeWork.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Trend Information

The Company is currently in the process of developing its proprietary technology, and whether it generates any sales is dependent on obtaining sufficient funding from this offering. The Company is not yet able to recognize any trends in production, sales or inventory.

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DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Our Board of Directors is elected by our common stockholders. The Board of Directors appoints our executive officers. Our directors and executive officers as of the date of this Offering Circular are as follows:

Name	Position	Age	Term of Office	Expected Hours
William B. Hoagland	Chief Executive Officer, Treasurer, Secretary, and Director (Chairman)	43	June 2024-Present	Full time

William B. Hoagland

William B. Hoagland (Brad) founded the Company in June 2024, at which time he began serving as its Chief Executive Officer, Treasurer, Secretary and sole director. Mr. Hoagland currently oversees the Company’s operations and will continue to do so with the Company’s anticipated growth.

Mr. Hoagland previously served as the Chief Financial Officer of Ecoark Holdings, Inc. (“Ecoark”), a diversified holding company then focused on the retail, agriculture, food service, commercial real estate and architecture, engineering and construction end markets, from May 2019 to November 2021. Ecoark acquired Trend Discovery Holdings, LLC (“Trend Discovery Holdings”). Mr. Hoagland served Trend Discovery Holdings from 2022 to August 2025 as Head of Corporate Development. In this role, Mr. Hoagland was responsible for formulating and executing long-term strategic growth initiatives, identifying venture capital investment opportunities in high-growth markets, establishing and managing strategic partnerships and alliances, and overseeing corporate restructurings, mergers, and acquisitions.

Prior to his roles at Ecoark, Trend Discovery Holdings, and Trend Discovery Capital Management, Mr. Hoagland spent six years as a Senior Associate at Prudential Global Investment Management (PGIM) from 2004 to 2010, working in both its New Jersey and London offices. Mr. Hoagland has also contributed to teams within entities that subsequently became public companies, including US Silica Holdings, Inc. (NDAQ:SLCA, a company which later became private in 2024) and Engility Holdings, Inc. (NYSE:EGL).

Mr. Hoagland holds a Chartered Financial Analyst designation and earned a Bachelor of Science degree in Economics from Bucknell University.

Advisors to the Company

The Company works with a group of senior professionals (the “Advisors”) who are engaged or employed by Trend Discovery, GP or its affiliates. Although the Advisors are not officers, directors, or employees of the Company, they may provide strategic insight, industry knowledge, and operational support to the Company. The following individuals are Advisors:

Dan Koehler - Mr. Koehler is an experienced executive and entrepreneur with a focus on digital infrastructure, executive operations, and emerging technologies. He currently leads operations driving scalable crypto mining solutions and innovations in sustainable energy.

Gene Taylor - Mr. Taylor brings over 30 years of experience in U.S. and geopolitical business strategy, capital formation, and execution across a wide range of industries. He specializes in translating organizational vision into actionable strategy, with a focus on business development in complex and underserved markets.

Michael Pollack - Mr. Pollack brings nearly 35 years of experience in public accounting and strategic consulting, having advised more than 100 publicly traded companies and over 250 private firms. His expertise spans capital financing, debt refinancing, development restructuring, strategic repositioning, and private placement offerings.

Britt Swann - Mr. Swann performs financial modeling, planning, and budgeting, as well as overseeing special projects, including financial underwriting for new ventures. From 2017 to 2023, he led finance and corporate development for the Vantage entities, overseeing capital structuring, forecasting, budgeting, and investor relations.

Wayne Scholar - Mr. Scholar leads the development of our patented catalytic digester, which converts waste tires and plastics into high-value fuels and materials. He brings over 20 years of experience founding and scaling technology ventures, most recently serving as CEO of BlueSkyATG and Managing Partner at Silicon Harbor Labs. His expertise spans AI, machine learning, and process automation.

Jeff Fehlan - Mr. Fehlan brings over 40 years of hands-on experience in design, engineering, and manufacturing across multiple industries, including civil engineering, aerospace, and semiconductors. For the past 25+ years, he has served in design, engineering, and director roles, supporting complex operations in the aerospace and semiconductor sectors.

Indemnification

Indemnification is authorized by the Company to directors, officers or controlling persons acting in their professional capacity pursuant to Nevada law and the Company’s Bylaws. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Committees

We have not established any Board committees.

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Family Relationships

There are no familial relationships between any of our officers and directors.

Director or Officer Involvement in Certain Legal Proceedings

Our current directors and executive officers have not at any time in the past five (5) years been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) and no petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any such officers or directors, or any partnership in which they were a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing.

Code of Ethics

We have not adopted a Code of Ethics.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table indicates the annual compensation of each of the three highest-paid persons who were executive officers or members of the Board for the period from inception to the period ended December 31, 2025:

Name	Capacities in which compensation was received	Cash compensation	Other compensation	Total compensation
William B. Hoagland	N/A	$0	$0	$0

We do not currently have a written agreement to compensate our sole officer and director but intend to enter into such agreement once we have raised sufficient funds in our offerings (at least $500,000). The terms of such agreement will be set by our sole officer and director and will not be the result of an arm’s length transaction. We expect to pay Mr. Hoagland a salary of approximately $380,000 per year plus bonuses and stock participation.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the ownership, as of December 31, 2025, the voting securities of the Company that are owned by executive officers and directors, and other persons holding more than 10% of any class of the Company’s voting securities, or having the right to acquire those securities. The table assumes that all options and warrants have vested. The Company’s voting securities include all shares of the Company’s Common Stock.

To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

As of December 31, 2025, there are a total of 63,250,002 votes eligible to be cast in any Company vote, consisting of 13,250,002 shares of Common Stock with one vote per share and 5,000 shares of Series A Preferred Stock with 10,000 votes per share. Except as otherwise indicated and under applicable community property laws, we believe that the beneficial owners of our Common Stock listed below have sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Amount of beneficial ownership acquirable	Percent of class(1)
Common Stock(2)	Trend Discovery, LP (3) (4)	4,637,501	0	35%
Common Stock(2)	Trend Discovery II, LP (5)(6)	7,950,001	0	60%
Series A Preferred Stock(7)	Trend Discovery, LP (3)	5,000	0	100%

(1)	Percentage is rounded up to the nearest tenth digit.

(2)	Holders of Common Stock have one (1) vote per Share.

(3)	c/o 500 7th Avenue, New York, NY 10018.

(4)	William B. Hoagland is the supermajority owner of Trend Discovery, LP, owning 93.05% of the limited partnership interests in this entity.

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(5)	c/o 500 7th Avenue, New York, NY 10018.

(6)	Ray Ebert has beneficial ownership over the shares held by Trend Discovery II, LP. Ray Ebert is the managing member of Trend Discovery GP I LLC, the general partner of this entity.

(7)	Holders of Series A Preferred Stock have 10,000 votes per share. The Series A Preferred Stock shareholders must hold more than 50% of the Company’s voting power to continue to control the outcome of matters submitted to shareholders for approval and the ability for the Company to issue Series A Preferred Stock in the future.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described herein (or within the section entitled Executive Compensation of this Offering Circular), none of the following parties (each a “Related Party”) has, in our fiscal year ended 2024, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;
●	any nominee for election as a director;
●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of Common Stock; or
●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

The Company as of December 31, 2024 has an amount outstanding which is due on demand with no stated interest rate with two entities controlled by an officer of the Company for payment of operational expenses. As of December 31, 2024 the Company had an outstanding balance of $64,487 with these entities. The balance as of February 5, 2026 was approximately $1,558,270.

On June 21, 2024, the Company issued 13,250,002 founders shares of common stock to their sole owner who in turn transferred these shares to Trend Discovery LP (split between Fund I and Fund II). These shares were issued at a de minimus par value for services rendered valued at $13,250 in acquiring the global, exclusive right to commercialize the intellectual property and operationalize their tire digestor.

In December 2024, the Company issued 5,000 Series A Preferred Shares to Trend Discovery LP for founders’ shares for cash at par value for a value of $5.

The Company did not enter into written definitive agreements for the transactions described above. Ownership of the Common Stock and Series A Preferred Stock as described in the transactions set forth in this Item 13 was transferred and recorded via book entry.

SECURITIES BEING OFFERED

The following description is a summary of the material rights of shareholders; however; only Common Stock is being offered pursuant to this Offering Circular. Shareholder rights are dictated via the Company’s Articles of Incorporation and Bylaws, each as amended from time to time. The foregoing documents have been filed as exhibits to this Offering Circular.

None of our securities are currently listed or quoted for trading on any national securities exchange or national quotation system.

The Company is authorized to issue 200,000,000 shares of capital stock in the aggregate, consisting of: (i) 190,000,000 Shares and (iii) 10,000,000 shares of preferred stock, all of which have been designated as Series A Preferred Stock. As of February 15, 2026, the Company has approximately 13,250,002 Shares of common stock, and 5,000 shares of Series A Preferred Stock issued and outstanding.

Common Stock

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. Stockholders may take action by written consent.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably (with Series A preferred Stock as well) in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.

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Dividends and liquidation distributions to common stockholders are subordinated to payments to preferred stockholders.

Preferred Stock

The Company has designated all of its authorized preferred stock as Series A Preferred Stock. Series A Preferred Stock is entitled to 10,000 votes per share. Holders of our Series A Preferred Stock have no dividend rights, except as may be declared from time to time by the Board. Series A Preferred Stock will share ratably with our common stock in distributions upon our liquidation. Holders of our Series A Preferred Stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions.

Dividends

We have not paid dividends on Shares to date and do not intend to pay dividends in the near future. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Disclosure of commission position on indemnification for securities liabilities

The Company’s Bylaws and Articles of Incorporation, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify its officers and directors against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the Company if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, may be unenforceable.

Dilution

The Securities do not have anti-dilution rights, which means that future equity issuances and other events will dilute the ownership percentage that an Investor may eventually have in the Company. The Company intends to make future equity issuances outside of this Offering which could dilute Investors.

Investors should understand the potential for dilution. An investor’s stake in a company could be diluted due to the company issuing additional interests. In other words, when the company issues more interests, the percentage of the company that you own will go down, even though the value of the company may go up. You could own a smaller piece of a larger company. This increase in the number of interests outstanding could result from an additional equity offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising options, or by conversion of certain instruments (e.g., convertible bonds or warrants) into interests.

If the Company issues more Shares, which is its intent, an investor could experience value dilution, with each Share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per interest.

If you are making an investment expecting to own a certain percentage of the Company or expecting each interest to hold a certain amount of value, it’s important to realize how the value of those interests can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each interest, ownership percentage, voting control, and earnings per interest.

Valuation

As discussed in “Dilution” above, the valuation of the Company will determine the amount by which the investor’s stake is diluted in the future. When the Company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is immediately diluted because each share of the same type is worth the same amount, and you paid more for your shares than earlier investors did for theirs.

There are several ways to value a company, and none of them is perfect and all of them involve a certain amount of estimation. The same method can produce a different valuation if used by a different person. Different methods of valuation produce a different answer as to what your investment is worth.

Future investors (including people seeking to acquire the company) may value the company differently. They may use a different valuation method, or different assumptions about the company’s business and its market. Different valuations may mean that the value assigned to your investment changes. It frequently happens that when a large institutional investor such as a venture capitalist makes an investment in a company, it values the company at a lower price than the initial investors did. If this happens, the value of the investment will go down.

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We determined the offering price for this offering, primarily basing it upon the projected revenue, comparative company valuations and the last priced round of the Company. We cannot guarantee that the Share price is an accurate reflection of their value.

Outstanding Options, Shares, Convertible Notes, Warrants

As of the date of this Offering Statement, the Company has no outstanding warrants, options or convertible notes.

Disclosure of commission position on indemnification for securities liabilities

The Company’s Bylaws and Articles of Incorporation, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify its officers and directors against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the Company if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, may be unenforceable.

EXPERTS

The Company’s financial statements for the period from inception to December 31, 2024, included in this Offering Circular, are audited financial statements prepared by Assurance Dimensions, LLC, an independent public accounting firm. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an Offering Statement on Form 1-A under the Securities Act with respect to the interests offered by this Offering Circular. This Offering Circular does not contain all of the information included in the Offering Statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the interests to be sold in this offering, you should refer to the Offering Statement and its exhibits. Whenever we make reference in this Offering Circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the Offering Statement for copies of the actual contract, agreement or other document filed as an exhibit to the Offering Statement or such other document, each such statement being qualified in all respects by such reference. Upon the qualification of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the Offering Statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We will answer inquiries from potential investors concerning the Shares, the Company and other matters relating to the offer and sale of the Shares under this Offering Circular.

Requests and inquiries regarding this Offering Circular should be directed to:

PowerLink Digital Partners I, Inc.

500 7th Avenue, New York, NY 10018

855-479-7565

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

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FINANCIAL STATEMENTS

POWERLINK DIGITAL PARTNERS I, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS

F-1

Independent Auditor’s Report

To the Shareholder of

PowerLink Digital Partners I, Inc.

We have audited the accompanying financial statements of PowerLink Digital Partners I, Inc. (the “Company”), which comprise the balance sheet as of December 31, 2024, and the related statements of operations, changes in shareholder’s deficit, and cash flow for the period from June 20, 2024 (inception) to December 31, 2024 and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the related statements of operations, changes in shareholder’s deficit, and cash flow for the period from June 20, 2024 (inception) to December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

F-2

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements include no assets or equity. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Tampa, Florida

March 31, 2025

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

F-3

POWERLINK DIGITAL PARTNERS I, INC.

(FORMERLY KRATOS DATA PARTNERS I, INC.)

BALANCE SHEET

DECEMBER 31, 2024

DECEMBER 31,
2024
ASSETS

CURRENT ASSETS:

Cash	$71

Total current assets	71

Machinery and equipment	10,640

TOTAL ASSETS	$10,711

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
CURRENT LIABILITIES
Due to officer	$2,125
Due to related parties	64,487
Accounts payable and accrued expenses	95,497
Total current liabilities	162,109

Total Liabilities	162,109

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 5,000 shares issued and outstanding	5
Common stock, $0.001 par value, 190,000,000 shares authorized, and 13,250,002 shares issued and outstanding	13,250
Additional paid in capital	-
Accumulated deficit	(164,653)

Total stockholders’ deficit	(151,398)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$10,711

See notes to the financial statements.

F-4

POWERLINK DIGITAL PARTNERS I, INC.

(FORMERLY KRATOS DATA PARTNERS I, INC.)

STATEMENT OF OPERATIONS

FOR THE PERIOD JUNE 20, 2024 THROUGH DECEMBER 31, 2024

REVENUES	$-

COST OF REVENUES	-

GROSS PROFIT	-

OPERATING EXPENSES
Professional fees	147,492
Selling, general and administrative costs	17,161

Total operating expenses	164,653

LOSS FROM OPERATIONS BEFORE OTHER EXPENSE	(164,653)

OTHER EXPENSE
Interest expense, net	-
Total other expense	-

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(164,653)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(164,653)

NET LOSS PER SHARE
Basic and diluted	$(0.01)

SHARES USED IN CALCULATION OF NET LOSS PER SHARE
Basic and diluted	13,250,002

See notes to the financial statements.

F-5

POWERLINK DIGITAL PARTNERS I, INC.

(FORMERLY KRATOS DATA PARTNERS I, INC.)

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE PERIOD JUNE 20, 2024 THROUGH DECEMBER 31, 2024

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance - June 20, 2024 (formation)	-	$-	-	$-	$-	$-	$-

Shares issued for services	-	-	13,250,002	13,250	-	-	13,250

Shares issued for cash	5,000	5	-	-	-	-	5

Net loss for the period	-	-	-	-	-	(164,653)	(164,653)

Balance - December 31, 2024	5,000	$5	13,250,002	$13,250	$-	$(164,653)	$(151,398)

See notes to the financial statements.

F-6

POWERLINK DIGITAL PARTNERS 1, INC.

(FORMERLY KRATOS DATA PARTNERS I, INC.)

STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 20, 2024 THROUGH DECEMBER 31, 2024

DECEMBER 31,
2024
CASH FLOW FROM OPERATING ACTIVIITES
Net loss	$(164,653)
Adjustments to reconcile net loss to net cash used in operating activities
Shares issued for services	13,250

Changes in assets and liabilities
Accounts payable and accrued expenses	95,497
Total adjustments	108,747
Net cash used in operating activities	(55,906)

CASH FLOWS FROM INVESTING ACTIVITES
Purchase of machinery and equipment	(10,640)
Net cash used in investing activities	(10,640)

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds received from officer	2,125
Proceeds from the sale of preferred stock	5
Proceeds from related parties	64,487
Net cash provided by financing activities	66,617

NET INCREASE IN CASH	71

CASH - BEGINNING OF PERIOD	-

CASH - END OF PERIOD	$71

CASH PAID DURING THE PERIOD FOR
Cash paid for interest expense	$-
Cash paid for income taxes	$-

See notes to the financial statements.

F-7

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Financial Statements

December 31, 2024

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Kratos Mining Partners I, Inc., a Nevada Corporation (the “Company”) was formed on June 20, 2024. On June 21, 2024, the Company changed their name to Kratos Data Partners I, Inc. and issued 13,250,002 shares of common stock to their sole owner who in turn transferred these shares to Trend Discovery LP (split between Fund I and Fund II). These shares were issued for services rendered in acquiring the global, exclusive right to commercialize the intellectual property and operationalize their tire digestor.

On August 27, 2024, the Company amended their articles of incorporation to change their name to PowerLink Digital Partners I, Inc. to align with their business model.

The Company is committed to transforming stranded and waste resources into sustainable energy solutions to address the rapidly growing power needs of our energy-centric economy. By harnessing innovation and environmental stewardship, we aim to reduce waste, combat climate change, and deliver renewable energy that benefits communities, businesses, and the planet.

Our first commercial technology utilizes end-of-life tires to create energy, rubber and carbon black outputs. We plan to deploy a vessel and catalyst hardware system that digests scrap tires through a thermal-chemical process. This advanced recycling technology works by disintegrating the polymer structure of tires into usable hydrocarbon-based fuels and rubber composites. This innovation capitalizes on growing environmental concerns and increasing regulatory pressure for sustainable waste management. This process will allow the Company to generate valuable carbon offsets and attract government grants.

The technology will target industrial buyers, chemical manufacturers, and energy producers looking to reduce costs and enhance sustainability profiles. The initial prototype was operationalized in the Midwest. The prototype is currently being tested by independent engineers to increase capital and production efficiency. We are working with automation experts to build a new prototype, and the Company intends to operationalize the new prototype in Phoenix, AZ to take advantage of favorable political environment, access to a large ELT collection and processing facility in Maricopa County and lower overall operating costs.

The hardware and process is protected by two USPTO issued patents. The Company on August 31, 2024 acquired the exclusive right to commercial this technology globally from Hi-Poly Recycling LLC.

The Company will employ a vessel and catalyst system that digests scrap tires through a thermal-chemical process. This advanced recycling technology breaks down the polymer structure of the tires into usable hydrocarbon-based fuels and rubber composites.

Tires are shredded and loaded into a pressurized vessel containing a specialized catalyst that accelerates the breakdown of the tires into:

Propane: Gaseous byproduct for energy production.

Diesel: Liquid fuel for industrial use.

Rubber Composites: Residual solid materials that can be repurposed for use in construction and road materials.

F-8

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)
Notes to Financial Statements

December 31, 2024

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Our system addresses several challenges in traditional tire recycling:

Higher yield: Improved efficiency in fuel and material recovery compared to pyrolysis.

Sustainability: Contributing to circular economy goals by transforming waste into valuable resources.

Economic benefits: Lower operational costs due to catalyst efficiency and scalable process.

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB). All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

The Company’s year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, estimates of liabilities to accrue, permanent and temporary differences related to income taxes and determination of the fair value of stock issued for services.

Actual results could differ from those estimates.

Concentrations of Credit Risk and Other Risks and Uncertainties

The Company’s cash and cash equivalents are invested in federally uninsured readily available money market accounts and deposited with one financial institution in the U.S. with maturities of three months or less. At times, deposits in this institution may exceed the Federal Deposit Insurance Corporation (FDIC) or Securities Investors Protection Corporation (SIPC) limits.

However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which these deposits are held and of the money market funds and other entities in which these investments are made.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:	Observable inputs such as quoted prices in active markets.

Level 2:	Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

F-9

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)
Notes to Financial Statements

December 31, 2024

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

●	Variable consideration

●	Constraining estimates of variable consideration

●	The existence of a significant financing component in the contract

F-10

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)
Notes to Financial Statements

December 31, 2024

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Noncash consideration

●	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The standalone selling price is the price at which the Company would sell a promised service separately to a customer. The relative selling price for each performance obligation is estimated using observable objective evidence if it is available. If observable objective evidence is not available, the Company uses its best estimate of the selling price for the promised service. In instances where the Company does not sell a service separately, establishing standalone selling price requires significant judgment. The Company estimates the standalone selling price by considering available information, prioritizing observable inputs such as historical sales, internally approved pricing guidelines and objectives, and the underlying cost of delivering the performance obligation. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Management judgment is required when determining the following: when variable consideration is no longer probable of significant reversal (and hence can be included in revenue); whether certain revenue should be presented gross or net of certain related costs; when a promised service transfers to the customer; and the applicable method of measuring progress for services transferred to the customer over time.

The Company will recognize revenue upon satisfaction of its performance obligation either at a point in time or over time in accordance with ASC 606 for its contracts. No revenue was earned for the period from inception to December 31, 2024.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as preferred stock, stock issuable pursuant to the exercise of stock options and warrants.

Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only the basic weighted average number of common shares are used in the computations.

F-11

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)
Notes to Financial Statements

December 31, 2024

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounts Receivable and Concentration of Credit Risk

The Company will consider accounts receivable, net of allowance for doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized, however credit insurance is obtained for some customers. Past-due status is based on contractual terms. No accounts receivable was recorded as of December 31, 2024.

Income Taxes

Income taxes are accounted under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to the entity. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Differences between statutory tax rates and effective tax rates relate to permanent tax differences. The Company has not recorded a deferred income tax asset related to its estimated NOL’s because of the uncertainty of realization. The Company has determined that any other required disclosure would be immaterial to the Company as of December 31, 2024.

Uncertain Tax Positions

The Company follows ASC 740-10 Accounting for Uncertainty in Income Taxes. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

The Company will file as of December 31, 2024 its first income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company will be subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

Share-Based Compensation

The Company follows ASC 718 Compensation — Stock Compensation and has adopted ASU 2017-09 Compensation — Stock Compensation (Topic 718) Scope of Modification Accounting. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. The Company recognizes these compensation costs, on a pro rata basis over the requisite service period of each vesting tranche of each award for service-based grants, and as the criteria is achieved for performance-based grants.

F-12

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)
Notes to Financial Statements

December 31, 2024

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In June 2018, the FASB issued ASU No. 2018-07 “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Non-Employees.

Recently Issued Accounting Standards

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

In November 2023, the FASB issued Accounting Standards Update 2023-07, “Segment Reporting (Topic ASC 280) Improvements to Reportable Segment Disclosures.” The ASU improves reportable segment disclosure requirements, primarily through enhanced disclosure about significant segment expenses. The enhancements under this update require disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit and loss, require disclosure of other segment items by reportable segment and a description of the composition of other segment items, require annual disclosures under ASC 280 to be provided in interim periods, clarify use of more than one measure of segment profit or loss by the CODM, require that the title of the CODM be disclosed with an explanation of how the CODM uses the reported measures of segment profit or loss to make decisions, and require that entities with a single reportable segment provide all disclosures required by this update and required under ASC 280. The Company adopted ASC 2023-07 for the annual period ending December 31, 2024.

The Company’s Chief Executive Officer services as the CODM and evaluates the financial performance of the business and makes resource allocation decisions on a consolidated basis. As a result, the Company operates as a single reportable segment under ASC 280, Segment Reporting, defined by the CODM as Consumer Goods. The Company’s operations include marketing, professional fees as well as procurement expenses, all of which are managed centrally. The CODM assesses financial performance based on revenue, operating profit, and key operating expenses.

NOTE 2: GOING CONCERN

The financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company was recently formed and has yet to have any sustained operations. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon the results of the Company generating profitable operations in the future and/or being able to obtain the necessary financing to meet its obligations. In the event that the Company is unable to successfully raise capital and/or generate revenues, the Company will likely delay its development plan until it is able to obtain sufficient financing.

F-13

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)
Notes to Financial Statements

December 31, 2024

NOTE 3: REVENUE

Revenue will be generated from:

Propane Sales: Direct sale to energy companies and industrial users.

Diesel Sales: Distributed to regional fuel distributors or directly to large consumers like agricultural firms.

Rubber Composite Sales: Sales to construction, infrastructure, and manufacturing sectors.

There were no revenues generated since inception.

NOTE 4: MACHINERY AND EQUIPMENT

During 2024, the Company purchased $10,640 in machinery and equipment that has not been placed into service as of December 31, 2024. Upon additional funding, the Company will complete the purchase of equipment for their tire digestor plants.

NOTE 5: EQUITY

The Company was incorporated in Nevada. They authorized 10,000,000 shares of preferred stock with a par value of $0.001 per share and 190,000,000 shares of common stock with a par value of $0.001 per share.

On June 21, 2024, the Company issued 13,250,002 founders shares of common stock to their sole owner who in turn transferred these shares to Trend Discovery LP (split between Fund I and Fund II). These shares were issued at a diminimus par value for services rendered valued at $13,250 in acquiring the global, exclusive right to commercialize the intellectual property and operationalize their tire digestor.

In December 2024, the Company issued 5,000 Series A Preferred Shares to Trend Discovery LP for founders shares for cash at par value for a value of $5.

There have been no issuances of stock options, or warrants granted since inception.

Voting Rights. The holders of Shares are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. By contrast, holders of our Series A Preferred Stock have supervoting rights, having 10,000 votes per share held.

Dividend Rights. Holders of Shares are entitled to receive, ratably with holders of the Shares, those dividends, if any, that may be declared from time to time by the Board out of legally available funds. By contrast, holders of our Series A Preferred Stock have no dividend rights, except as may be declared from time to time by the Board.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of Shares would be entitled to share ratably, with holders of the Shares and Series A Preferred Stock, in the net assets legally available for distribution to holders of the Shares and Series A Preferred Stock after the payment of all of our debts and other liabilities.

Other Rights. Holders of Shares have no preemptive, conversion or subscription rights, nor do any redemption or sinking fund provisions apply to the Shares. The rights, preferences, and privileges of the holders of Shares would be subject to, and could be adversely affected by, the rights of holders of shares of a class of capital stock to be issued in the future (although the Company has no current plans to do so) or to the rights of holders of shares of a series of preferred stock. Holders of shares of Series A Preferred Stock also do not have any conversion rights.

F-14

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)
Notes to Financial Statements

December 31, 2024

NOTE 6: DUE TO RELATED PARTIES

The Company as of December 31, 2024 has an amount outstanding which is due on demand with no stated interest rate with two entities controlled by an officer of the Company for payment of operational expenses. As of December 31, 2024 the Company had an outstanding balance of $64,487 with these entities.

In addition, the Company issued 13,250,000 founders shares at par to an entity affiliated with an officer of the Company and 5,000 preferred shares for $5 to an entity affiliated with an officer.

NOTE 7: COMMITMENT – LICENSE AGREEMENT

As part of the License Agreement with Hi-Poly Recycling LLC (“Licensor”), the Company shall pay certain amounts to the Licensor through the end of the term of the patents, or until the Licensor Agreement is terminated, if earlier. The payments are equal to 5% of net operating income of the Company up to a maximum of $10,000,000 per year and are due and payable quarterly commencing with the quarter beginning January 1, 2025.

NOTE 8: INCOME TAXES

The following table summarizes the significant differences between the U.S. federal statutory tax rate and the Company’s effective tax rate for financial statement purposes for the period ended December 31, 2024.

2024
Federal income taxes at statutory rate	21.00%
State income taxes at statutory rate	-%
Change in valuation allowance	(21.00)%
Totals	0.00%

The following is a summary of the net deferred tax asset (liability) as of December 31, 2024:

As of
December 31, 2024
Deferred tax assets:
Net operating losses	$34,577
Valuation allowance	(34,577)

Net deferred tax assets/liabilities	$-

F-15

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)
Notes to Financial Statements

December 31, 2024

NOTE 8: INCOME TAXES (cont.)

The federal net operating loss at December 31, 2024 is $164,653. After consideration of all the evidence, both positive and negative, Management has recorded a full valuation allowance at December 31, 2024, due to the uncertainty of realizing the deferred income tax assets.

The Company recognizes interest and penalties, if any, for unrecognized tax benefits as part of income tax expense. For the years ended December 31, 2024, there were no interest and penalties recorded in income tax expense.

NOTE 9: SUBSEQUENT EVENTS

In accordance with ASC 855-10-50-1, the Company has evaluated subsequent events through March 31, 2025 which is the date that the financial statements were available to be issued and has concluded that no such events or transactions took place that would require disclosure herein except as stated directly below.

F-16

F-17

POWERLINK DIGITAL PARTNERS I, INC.

(FORMERLY KRATOS DATA PARTNERS I, INC.)

BALANCE SHEETS

JUNE 30, 2025 (UNAUDITED) AND DECEMBER 31, 2024

	JUNE 30,	DECEMBER 31,
	2025	2024
	(unaudited)

ASSETS
Current Assets:
Cash	$34	$71

Total Current Assets	34	71

Machinery and equipment	23,140	10,640

TOTAL ASSETS	$23,174	$10,711

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities:
Due to officer	$625	$2,125
Due to related parties	256,026	64,487
Accounts payable and accrued expenses	292,922	95,497

Total Current Liabilities	549,573	162,109

Total Liabilities	549,573	162,109

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 5,000 shares issued and outstanding	5	5
Common stock, $0.001 par value, 150,000,000 shares authorized and 13,250,002 shares issued and outstanding	13,250	13,250
Additional paid in capital	-	-
Accumulated deficit	(539,654)	(164,653)

Total Stockholders’ Deficit	(526,399)	(151,398)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$23,174	$10,711

See notes to the financial statements.

F-18

POWERLINK DIGITAL PARTNERS I, INC.

(FORMERLY KRATOS DATA PARTNERS I, INC.)

STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND PERIOD JUNE 20, 2024

THROUGH JUNE 30, 2024 (UNAUDITED)

	2025	2024

REVENUES	$-	$-

COST OF REVENUES	-	-

GROSS PROFIT	-	-

OPERATING EXPENSES
Professional fees	235,618	-
Research and development	17,675	-
Selling, general and administrative expenses	121,708	13,250

Total operating expenses	375,001	13,250

LOSS FROM OPERATIONS BEFORE OTHER EXPENSE	(375,001)	(13,250)

OTHER EXPENSE
Interest expense, net	-	-

Total other expense	-	-

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(375,001)	(13,250)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(375,001)	$(13,250)

NET LOSS PER SHARE

Basic and diluted	$(0.03)	$(0.00)

SHARES USED IN CALCULATION OF NET LOSS PER SHARE

Basic and diluted	13,250,002	13,250,002

See notes to the financial statements.

F-19

POWERLINK DIGITAL PARTNERS I, INC.

(FORMERLY KRATOS DATA PARTNERS I, INC.)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND PERIOD

JUNE 20, 2024 THROUGH JUNE 30, 2024 (UNAUDITED)

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance - June 20, 2024 (Inception)	-	$-	-	$-	$-	$-	$-

Shares issued for services	-	-	13,250,002	13,250	-	-	13,250

Net loss for the period	-	-	-	-	-	(13,250)	(13,250)

Balance - June 30, 2024	-	$-	13,250,002	$13,250	$-	$(13,250)	$-

Balance - January 1, 2025	5,000	$5	13,250,002	$13,250	$-	$(164,653)	$(151,398)

Net loss for the period	-	-	-	-	-	(375,001)	(375,001)

Balance - June 30, 2025	5,000	$5	13,250,002	$13,250	$-	$(539,654)	$(526,399)

See notes to the financial statements.

F-20

POWERLINK DIGITAL PARTNERS I, INC.

(FORMERLY KRATOS DATA PARTNERS I, INC.)

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND PERIOD

JUNE 20, 2024 THROUGH JUNE 30, 2024 (UNAUDITED)

	2025	2024
CASH FLOW FROM OPERTING ACTIVIITES
Net loss	$(375,001)	$(13,250)
Adjustments to reconcile net loss to net cash used in operating activities
Shares issued for services	-	13,250

Changes in assets and liabilities
Accounts payable and accrued expenses	197,425	-
Total adjustments	197,425	13,250

Net cash used in operating activities	(177,576)	-

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of machinery and equipment	(12,500)	-
Net cash used in investing activities	(12,500)	-

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds (payments) to/from officer	(1,500)	50
Proceeds from related parties	191,539	-
Net cash provided by financing activities	190,039	50

NET (DECREASE) INCREASE IN CASH	(37)	50

CASH - BEGINNING OF PERIOD	71	-

CASH - END OF PERIOD	$34	$50

CASH PAID DURING THE PERIOD FOR:
Interest expense	$-	$-

Income taxes	$-	$-

See notes to the financial statements.

F-21

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Financial Statements (Unaudited)

June 30, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Kratos Mining Partners I, Inc., a Nevada Corporation (the “Company”) was formed on June 20, 2024. On June 21, 2024, the Company changed their name to Kratos Data Partners I, Inc. and issued 13,250,002 shares of common stock to their sole owner who in turn transferred these shares to Trend Discovery LP and Trend Discovery II, LP. These shares were issued for services rendered in acquiring the global, exclusive right to commercialize the intellectual property and operationalize their tire digestor.

On August 27, 2024, the Company amended their articles of incorporation to change their name to PowerLink Digital Partners I, Inc. to align with their business model.

The Company is a next-generation energy infrastructure, commodities and digital trust platform. Our focus is to unlock value from waste and stranded natural resources through a combination of modular clean tech, circular economy systems, and blockchain-based transparency tools. Our goal is to transform stranded natural resources and waste products into high-demand energy and commodities. Our mission is to empower communities around the world to ethically and sustainably participate in the AI and quantum computing industrial revolution.

We envision a decentralized, regenerative energy economy built on circular systems, digital traceability, and inclusive ownership. Our approach enables:

●	Monetization of stranded natural gas, oil, and critical minerals
●	Conversion of industrial waste (plastics, tires, biomass) into clean fuels
●	Deployment of modular microgrid systems and mobile processing assets
●	Transparent tracking of resources via blockchain verification

In essence, our business will focus on capturing inputs of stranded resources such as natural gas, oil and critical minerals, and waste such as tires and plastics, and then converting those inputs into outputs of energy and commodities. To implement these objectives, we will work closely with local governments, landowners and partner organizations.

Capturing stranded resources: We plan to enter into royalty agreements and production sharing contracts with landowners, small oil and gas operators, and government agencies to collect natural gas and residual oil that would otherwise be flared or remain untapped due to a lack of pipelines or processing facilities. Modular gathering units mounted on trailers will be deployed to remote sites along the U.S. Gulf Coast, in the Marcellus Shale region of Pennsylvania and Ohio, in Latin America, and in Africa to safely capture associated gas and liquid hydrocarbons. These mobile systems can be repositioned as needed and eliminate the requirement for permanent infrastructure. We are currently negotiating letters of intent with operators in Pennsylvania, Texas and Louisiana and exploring regulatory requirements for flaring capture, combustion and transportation permits. We have not entered into any binding agreements relating to the foregoing and there is no guarantee that we will be able to enter into such agreements on acceptable terms.

F-22

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Financial Statements (Unaudited)

June 30, 2025

Converting industrial waste: We will source end-of-life tires, plastics and biomass through formal agreements with municipal waste authorities, tire manufacturers, and recycling programs. Scrap tires are abundant in the U.S. and can be collected through municipal drop-off programs. In Phoenix, Arizona, we have initiated discussions with local governments and logistics providers to supply our digestor, and we expect similar arrangements in Eswatini and the Democratic Republic of Congo (DRC) to ensure a steady stream of waste material. Our collection model will focus on partnering with governments so that tipping fees and transportation costs are minimized and waste is diverted from landfills.

Deploying modular microgrids: The propane and diesel produced in our digestors will fuel small-scale generators and battery-hybrid microgrids for communities, industrial sites and mining operations. We also believe that stranded hydrokinetic energy in irrigation and hydroelectric canals can be harnessed for local microgrids but will have to perform significant research and development before determining feasibility. We intend to work with public utilities and rural electrification agencies to design off-grid power systems that can operate independently or connect to the main grid. Microgrids powered by our fuels will be offered under long-term power purchase agreements, allowing customers to reduce reliance on expensive imported diesel while improving reliability. We have not entered into any binding agreements relating to the foregoing and there is no guarantee that we will be able to enter into such agreements on acceptable terms.

Blockchain-based transparency: Eventually, we intend for every inbound resource and outbound product to be recorded on a digital ledger. We believe this blockchain layer will provide traceability from source to sale, enabling governments and buyers to verify the origin of materials, confirm environmental compliance and monitor royalties owed to landowners or community partners. We believe transparency is essential for ESG reporting and will integrate our ledger with government databases where possible. We have not developed any blockchain technology or smart contract, entered into any contract to develop such technology, and may ultimately determine not to pursue such technology.

Inputs

Stranded Resources

Our inputs will include associated natural gas and residual oil from oil wells, low-BTU gas from marginal wells, vented gas from storage tanks and remote critical mineral ores such as cobalt-rich tailings and virgin ore containing coltan, cassiterite and wolframite aka 3T minerals and gold. In the U.S. Gulf Coast and the Marcellus Shale region in Pennsylvania and Ohio, hundreds of wells still flare or vent gas due to insufficient pipeline capacity. Globally, flared volumes rose to about 148 billion cubic meters in 2023, representing a multibillion-dollar waste of energy. We will enter into contracts with operators and government agencies to capture this gas using portable compression, combustion and refrigeration units. In the DRC we intend to partner with artisanal mining cooperatives to collect both virgin ore and ore-bearing tailings and stranded critical minerals that can be processed or sold through our network. As of this filing we have not yet commenced commercial collection but have begun preliminary testing of capture equipment and are negotiating rights-of-way and permits. Collecting these resources is subject to federal, state, and local regulations governing flaring reduction, royalty ownership and mineral rights, and there are operational risks associated with working in remote areas.

F-23

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Financial Statements (Unaudited)

June 30, 2025

Our business may be affected by changes in energy prices, regulatory requirements, security conditions and transportation logistics. In Eswatini, the DRC, and the Caribbean we are exploring the use of mini distributed hydroelectric turbines to harness the kinetic energy of otherwise stranded irrigation and downstream hydroelectric canals. Our first demonstration units will be deployed in Eswatini.

The core challenge lies in the inaccessibility of these stranded resources due to infrastructure limitations (no pipelines, roads, or runways), and that’s where we create value. By bringing novel approaches and modular technology, we are able to build local infrastructure that supports a circular economy.

Waste

We will collect end-of-life tires, plastics, rubber and agricultural biomass. We will also target post-consumer plastics and organics from municipalities in the Caribbean, Latin America, Eswatini and the DRC where waste management systems are less developed. Collection will be managed through agreements with local governments and waste haulers, and waste tires will be accepted without tipping fees when possible. At present we are developing relationships with Phoenix municipalities and tire retailers and expect to formalize collection agreements as our digestor comes online. We do not yet own all collection equipment and will need to acquire shredders, trailers and storage containers. Our operations must comply with local environmental regulations governing waste storage and transport; failure to secure permits or changes in environmental law could adversely affect our business.

We anticipate being able to establish partnership with local governments and tire manufacturers to ensure a steady supply of scrap tires for processing, which would ideally result in the Company not being obligated to pay fees for waste tire supplies, which cannot be guaranteed.

Outputs

Energy

Our digestor technology produces two primary fuel products: a liquid distillate similar to diesel and a gaseous fraction rich in propane. Shredded tires and plastics are fed into the sealed reactor where heat and catalysts break long hydrocarbon chains into shorter molecules. The gases are condensed into propane and stored in pressurized cylinders; the heavier fractions are further distilled into diesel-grade fuel in a proprietary, two-step process. These products will be sold directly to industrial customers or used to power our own microgrids. Diesel will be marketed to fleet operators, mining companies and microgrid generators under term supply contracts, while propane will be distributed locally for cooking and heating. We will monetize fuel sales through off-take agreements with distributors and utilities. We have demonstrated the technology at pilot scale using the Hy-Poly Digestor and expect to complete a commercial-scale digestor in 2026. We must purchase and install larger reactors, separators and storage tanks before full-scale production can begin. Our blockchain ledger will record each batch from input to sale, enabling regulators and customers to verify fuel quality, provenance, and royalties owed to landowners.

F-24

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Financial Statements (Unaudited)

June 30, 2025

In the Gulf Coast and Marcellus Shale Regions, modular gathering units mounted on trailers will be deployed to remote sites along the U.S. Gulf Coast, in the Marcellus Shale region of Pennsylvania and Ohio, to safely capture associated gas and liquid hydrocarbons. These mobile systems can be repositioned as needed and eliminate the requirement for permanent infrastructure. We are currently negotiating letters of intent with operators in Texas, Louisiana, and Pennsylvania and exploring regulatory requirements for flaring capture, combustion and transportation permits.

In Eswatini, the DRC, and the Caribbean we are exploring the use of mini distributed hydroelectric turbines to harness the kinetic energy of otherwise stranded irrigation and downstream hydroelectric canals. Our first demonstration units will be deployed in Eswatini.

PowerLink has partnered with Hyalite Consulting LLC to assist in the write up of the waste tire to electricity project for the registry and submit it, utilizing UN approved methodologies for approval to quantify the emission reductions of the waste tires to electricity project. The end result of this process is intended to be the creation of securitized carbon credits that can be sold.

We have not entered into any contracts for the sale of any energy generated through our digestors.

Commodities

In addition to energy, the digestors will yield recyclable steel prior to digestion, and carbon-rich char, rubber and asphalt in step two of our proprietary, two-step digestion process. Steel wires extracted from tires will be sold as scrap to metals recyclers. The carbon char can be refined into activated carbon or used as a soil amendment. The asphalt can be added to local gravel and aggregates to produce pavement. In regions such as the DRC, we also expect to recover critical minerals from virgin ore and ore tailings collected from artisanal miners. Sales will be made under offtake agreements with commodity traders or directly to industrial buyers. We are still refining the technology needed to process and grade these materials and must acquire processing equipment and develop supply relationships. As with our energy products, our blockchain ledger will track each shipment, ensuring buyers have confidence in the provenance and quality of the commodities.

Digestors

To date, our primary focus had been deployment of our proprietary tire recycling technology, which at the end stage (assuming sufficient funding from the sale of Shares) will exist in the form of a commercial warehouse digestor capable of breaking down waste tires into revenue-generating propane, diesel, and rubber composites. We are currently searching for commercially zoned property in Phoenix, Arizona where we can build our first commercial warehouse digestor but have not committed to any property or location and may ultimately purchase a property in another jurisdiction.

F-25

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Financial Statements (Unaudited)

June 30, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Tires are shredded and loaded into a pressurized vessel containing a specialized catalyst that accelerates the breakdown of the tires. The byproducts of this reaction are propane, diesel, rubber composites, carbon black and, in some cases, high carbon steel. The propane may be utilized as a fuel source to operate the reactor vessels, or may be sold to commercial or residential end markets. The diesel may be sold as diesel #2 for commercial or industrial use or as a fuel to generate electricity through a diesel generator interface. The rubber composites may be sold to refineries or sold to commercial buyers such as road construction companies. Carbon black and high carbon steel will be sold as commodities.

Our tire digestion system addresses several challenges in traditional tire recycling. Our system generates a high yield of liquid fuels as compared to high temperature pyrolysis which yields higher amounts of low value gases. Our system also utilizes less input joules of energy in the reaction process as compared to high temperature pyrolysis, resulting in higher margins and greater efficiency thus scalability. Lastly, our system contributes to a circular economy that transforms waste into valuable resources for which the entire community can realize value creation.

Our mini hydro electric turbine system generates clean, baseload power that can be sold by locally to commercial or residential customers or to utility companies under power purchase agreements.

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB). All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

The Company’s year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, estimates of liabilities to accrue, permanent and temporary differences related to income taxes and determination of the fair value of stock issued for services.

Actual results could differ from those estimates.

Concentrations of Credit Risk and Other Risks and Uncertainties

The Company’s cash and cash equivalents are invested in federally uninsured readily available money market accounts and deposited with one financial institution in the U.S. with maturities of three months or less. At times, deposits in this institution may exceed the Federal Deposit Insurance Corporation (FDIC) or Securities Investors Protection Corporation (SIPC) limits.

F-26

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Financial Statements (Unaudited)

June 30, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which these deposits are held and of the money market funds and other entities in which these investments are made.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:	Observable inputs such as quoted prices in active markets.
Level 2:	Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the Company satisfies a performance obligation

F-27

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Financial Statements (Unaudited)

June 30, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

●	Variable consideration

●	Constraining estimates of variable consideration

●	The existence of a significant financing component in the contract

●	Noncash consideration

●	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The standalone selling price is the price at which the Company would sell a promised service separately to a customer. The relative selling price for each performance obligation is estimated using observable objective evidence if it is available. If observable objective evidence is not available, the Company uses its best estimate of the selling price for the promised service. In instances where the Company does not sell a service separately, establishing standalone selling price requires significant judgment. The Company estimates the standalone selling price by considering available information, prioritizing observable inputs such as historical sales, internally approved pricing guidelines and objectives, and the underlying cost of delivering the performance obligation. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Management judgment is required when determining the following: when variable consideration is no longer probable of significant reversal (and hence can be included in revenue); whether certain revenue should be presented gross or net of certain related costs; when a promised service transfers to the customer; and the applicable method of measuring progress for services transferred to the customer over time.

F-28

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Financial Statements (Unaudited)

June 30, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company will recognize revenue upon satisfaction of its performance obligation either at a point in time or over time in accordance with ASC 606 for its contracts. No revenue was earned for the period from inception through June 30, 2025.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as preferred stock, stock issuable pursuant to the exercise of stock options and warrants.

Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only the basic weighted average number of common shares are used in the computations.

Accounts Receivable and Concentration of Credit Risk

The Company will consider accounts receivable, net of allowance for doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized, however credit insurance is obtained for some customers. Past-due status is based on contractual terms. No accounts receivable was recorded as of June 30, 2025 and December 31, 2024.

Income Taxes

Income taxes are accounted under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to the entity. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Differences between statutory tax rates and effective tax rates relate to permanent tax differences. The Company has not recorded a deferred income tax asset related to its estimated NOL’s because of the uncertainty of realization. The Company has determined that any other required disclosure would be immaterial to the Company as of June 30, 2025 and December 31, 2024.

Uncertain Tax Positions

The Company follows ASC 740-10 Accounting for Uncertainty in Income Taxes. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

F-29

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Financial Statements (Unaudited)

June 30, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company will file as of December 31, 2024 its first income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company will be subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

Share-Based Compensation

The Company follows ASC 718 Compensation — Stock Compensation and has adopted ASU 2017-09 Compensation — Stock Compensation (Topic 718) Scope of Modification Accounting. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. The Company recognizes these compensation costs, on a pro rata basis over the requisite service period of each vesting tranche of each award for service-based grants, and as the criteria is achieved for performance-based grants.

In June 2018, the FASB issued ASU No. 2018-07 “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Non-Employees.

Segment Reporting

In November 2023, the FASB issued Accounting Standards Update 2023-07, “Segment Reporting (Topic ASC 280) Improvements to Reportable Segment Disclosures.” The ASU improves reportable segment disclosure requirements, primarily through enhanced disclosure about significant segment expenses. The enhancements under this update require disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit and loss, require disclosure of other segment items by reportable segment and a description of the composition of other segment items, require annual disclosures under ASC 280 to be provided in interim periods, clarify use of more than one measure of segment profit or loss by the CODM, require that the title of the CODM be disclosed with an explanation of how the CODM uses the reported measures of segment profit or loss to make decisions, and require that entities with a single reportable segment provide all disclosures required by this update and required under ASC 280. The Company adopted ASC 2023-07 for the annual period ending December 31, 2024.

The Company’s Chief Executive Officer services as the CODM and evaluates the financial performance of the business and makes resource allocation decisions on a consolidated basis. As a result, the Company operates as a single reportable segment under ASC 280, Segment Reporting, defined by the CODM as Consumer Goods. The Company’s operations include marketing, professional fees as well as procurement expenses, all of which are managed centrally. The CODM assesses financial performance based on revenue, operating profit, and key operating expenses.

Recently Issued Accounting Standards

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

F-30

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Financial Statements (Unaudited)

June 30, 2025

NOTE 2: GOING CONCERN

The financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company was recently formed and has yet to have any sustained operations. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon the results of the Company generating profitable operations in the future and/or being able to obtain the necessary financing to meet its obligations. In the event that the Company is unable to successfully raise capital and/or generate revenues, the Company will likely delay its development plan until it is able to obtain sufficient financing.

NOTE 3: REVENUE

In our tire digestion system, revenue will be generated from the byproducts of this reaction. Those byproducts are propane, diesel, rubber composites, carbon black and, in some cases, high carbon steel. The propane may be utilized as a fuel source to operate the reactor vessels, or may be sold to commercial or residential end markets. The diesel may be sold as diesel #2 for commercial or industrial use or as a fuel to generate electricity through a diesel generator interface. The rubber composites may be sold to refineries or sold to commercial buyers such as road construction companies. Carbon black and high carbon steel will be sold as commodities.

In our mini hydroelectric turbine system, revenue will be generated from the sale of clean, baseload power that can be sold to commercial or residential customers or to utility companies under power purchase agreements.

There were no revenues generated since inception.

NOTE 4: MACHINERY AND EQUIPMENT

During 2024, the Company purchased $10,640 and in June 2025 purchased $12,500 in machinery and equipment that has not been placed into service as of June 30, 2025. Upon additional funding, the Company will complete the purchase of equipment for their tire digestor plants.

NOTE 5: EQUITY

The Company was incorporated in Nevada. They authorized 10,000,000 shares of preferred stock with a par value of $0.001 per share and 190,000,000 shares of common stock with a par value of $0.001 per share.

On June 21, 2024, the Company issued 13,250,002 founders shares of common stock to their sole owner who in turn transferred these shares to Trend Discovery LP and Trend Discovery II, LP. These shares were issued at a de minimus par value for services rendered valued at $13,250 in acquiring the global, exclusive right to commercialize the intellectual property and operationalize their tire digestor.

In December 2024, the Company issued 5,000 Series A Preferred Shares to Trend Discovery LP for founders shares for cash at par value for a value of $5.

There have been no issuances of stock options, or warrants granted since inception.

F-31

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Financial Statements (Unaudited)

June 30, 2025

Voting Rights. The holders of Shares are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. By contrast, holders of our Series A Preferred Stock have supervoting rights, having 10,000 votes per share held.

Dividend Rights. Holders of Shares are entitled to receive, ratably with holders of the Shares, those dividends, if any, that may be declared from time to time by the Board out of legally available funds. By contrast, holders of our Series A Preferred Stock have no dividend rights, except as may be declared from time to time by the Board.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of Shares would be entitled to share ratably, with holders of the Shares and Series A Preferred Stock, in the net assets legally available for distribution to holders of the Shares and Series A Preferred Stock after the payment of all of our debts and other liabilities.

Other Rights. Holders of Shares have no preemptive, conversion or subscription rights, nor do any redemption or sinking fund provisions apply to the Shares. The rights, preferences, and privileges of the holders of Shares would be subject to, and could be adversely affected by, the rights of holders of shares of a class of capital stock to be issued in the future (although the Company has no current plans to do so) or to the rights of holders of shares of a series of preferred stock. Holders of shares of Series A Preferred Stock also do not have any conversion rights.

NOTE 6: DUE TO RELATED PARTIES

The Company as of June 30, 2025 and December 31, 2024 has an outstanding amount which is due on demand with no stated interest rate with entities controlled by an officer of the Company for payment of operational expenses. As of June 30, 2025 and December 31, 2024 the Company had an outstanding balance of $256,026 and $64,487 with these entities.

In addition, the Company issued 13,250,000 founders shares at par to an entity affiliated with an officer of the Company and 5,000 preferred shares for $5 to an entity affiliated with an officer.

NOTE 7: COMMITMENT – LICENSE AGREEMENT

As part of the License Agreement with Hi-Poly Recycling LLC (“Licensor”), the Company shall pay certain amounts to the Licensor through the end of the term of the patents, or until the Licensor Agreement is terminated, if earlier. The payments are equal to 5% of net operating income of the Company up to a maximum of $10,000,000 per year and are due and payable quarterly commencing with the quarter beginning January 1, 2025. The Company had no net operating income through June 30, 2025, and thus no payments to the Licensor have been accrued.

NOTE 8: SUBSEQUENT EVENTS

In accordance with ASC 855-10-50-1, the Company has evaluated subsequent events through January __, 2026 which is the date that the financial statements were available to be issued and has concluded that no such events or transactions took place that would require disclosure herein except as stated directly below.

For the period July 1, 2025 through January __, 2026, related parties funded $1,246,428 to the Company for operating expenses and $142,488 in machinery and equipment.

On October 2, 2025, the Company formed Powerlink Digital Partners Arizona LLC, a domestic limited liability company. There have been nominal expenses in this company since inception. The Company is the single member of this LLC.

F-32

EXHIBITS

The following exhibits are filed with this Offering Circular:

Exhibit No.		Form	File No.	Exhibit	Filing Date
2.1	Articles of Incorporation	1-A	024-12625	2.1	June 5, 2025
2.2	Certificate of Amendment filed on June 21, 2024	1-A	024-12625	2.2	June 5, 2025
2.3	Certificate of Amendment filed on August 27, 2024	1-A	024-12625	2.3	June 5, 2025
2.4	Certificate of Designation of Series A Preferred Stock filed on December 2, 2024	1-A	024-12625	2.4	June 5, 2025
2.5	Bylaws	1-A	024-12625	2.5	June 5, 2025
2.6	Certificate of Amendment to Bylaws	1-A	024-12625	2.6	June 5, 2025
4.1	Subscription Agreement
6.1	WeWork Membership Agreement between Trend Discovery Capital Management LLC and 500 7th Avenue Tenant LLC	1-A	024-12625	6.1	June 5, 2025
6.2	Exclusive Licensing Agreement between Hy-Poly Recycling LLC and PowerLink Digital Partners I, Inc.	1-A	024-12625	6.2	June 5, 2025
6.3	Trial Agreement between the Company and Advanced Powder Solutions	1-A/A	024-12625	6.3	August 27, 2025
6.4	Broker-Dealer Agreement with DealMaker Securities LLC
6.5	Arizona Lease Agreement
11.1	Consent of Assurance Dimensions, LLC
12.1	Opinion of Solon Law, PC

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 4, 2026.

PowerLink Digital Partners I, Inc.

By:	/s/ William B. Hoagland
Name:	William B. Hoagland
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Offering Circular has been signed by the following persons in the capacities listed on March 4, 2026.

Signature

/s/ William B. Hoagland
William B. Hoagland, Chief Executive Officer, Treasurer (Principal Financial Officer and Principal Accounting Officer), Secretary, and Director (Chairman)